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                                                                    EXHIBIT 99.1










                      AGREEMENT AND PLAN OF REORGANIZATION



                                 BY AND BETWEEN


                       CYPRESS SEMICONDUCTOR CORPORATION,

                                       AND

                              RADIOCOM CORPORATION



                            DATED AS OF JUNE 8, 2000



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                                TABLE OF CONTENTS
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ARTICLE I THE MERGER............................................................................      2

        1.1    The Merger.......................................................................      2
        1.2    Effective Time...................................................................      2
        1.3    Effect of the Merger.............................................................      2
        1.4    Articles of Incorporation; Bylaws................................................      2
        1.5    Directors and Officers...........................................................      3
        1.6    Merger Consideration.............................................................      3
        1.7    Appraisal Shares for Holders of Company Capital Stock............................      6
        1.8    Surrender of Certificates; Exchange Agent........................................      7
        1.9    Capital Stock of Merger Sub......................................................      9
        1.10   Adjustments to Merger Exchange Ratio.............................................      9
        1.11   Tax Consequences.................................................................      9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................      9

        2.1    Organization of the Company......................................................      9
        2.2    Company Capital Structure........................................................      9
        2.3    Subsidiaries.....................................................................     10
        2.4    Authority........................................................................     10
        2.5    Company Financial Statements.....................................................     11
        2.6    No Undisclosed Liabilities.......................................................     12
        2.7    No Changes.......................................................................     12
        2.8    Tax and Other Returns and Reports................................................     13
        2.9    Restrictions on Business Activities..............................................     15
        2.10   Title to Properties; Absence of Liens and Encumbrances...........................     15
        2.11   Intellectual Property............................................................     16
        2.12   Agreements, Contracts and Commitments............................................     20
        2.13   Interested Party Transactions....................................................     22
        2.14   Compliance with Laws.............................................................     22
        2.15   Litigation.......................................................................     22
        2.16   Insurance........................................................................     22
        2.17   Minute Books.....................................................................     23
        2.18   Environmental Matters............................................................     23
        2.19   Brokers' and Finders' Fees; Third Party Expenses.................................     24
        2.20   Employee Matters and Benefit Plans...............................................     24
        2.21   Accounts Receivable..............................................................     28
        2.22   No Material Adverse Change.......................................................     28
        2.23   Board Approval...................................................................     28
        2.24   Representations Complete.........................................................     28
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                                TABLE OF CONTENTS
                                  (CONTINUED)
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        2.25   Solicitation of Shareholders.....................................................     29

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................     29

        3.1    Organization, Standing and Power.................................................     29
        3.2    Authority........................................................................     29
        3.3    Capital Structure................................................................     30
        3.4    SEC Documents; Parent Financial Statements.......................................     30
        3.5    Litigation.......................................................................     31
        3.6    Brokers' and Finders' Fees.......................................................     31
        3.7    No Material Adverse Changes......................................................     31
        3.8    Representations Complete.........................................................     31

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................     31

        4.1    Conduct of Business of the Company...............................................     31
        4.2    No Solicitation..................................................................     34

ARTICLE V ADDITIONAL AGREEMENTS.................................................................     35

        5.1    Fairness Hearing; Shareholder Approval...........................................     35
        5.2    Access to Information............................................................     38
        5.3    Confidentiality..................................................................     38
        5.4    Expenses.........................................................................     38
        5.5    Public Disclosure................................................................     38
        5.6    Consents.........................................................................     39
        5.7    FIRPTA Compliance................................................................     39
        5.8    Reasonable Efforts...............................................................     39
        5.9    Notification of Certain Matters..................................................     39
        5.10   Option Plan......................................................................     40
        5.11   Company Affiliate Agreements.....................................................     40
        5.12   New York Stock Exchange Listing..................................................     40
        5.13   S-8 Registration.................................................................     40
        5.14   401(k) Plan......................................................................     40
        5.15   Additional Documents and Further Assurances......................................     40
        5.16   Tax and Accounting Treatment.....................................................     41
        5.17   Employee Compensation............................................................     41
        5.18   Tax Returns and Other Tax Matters................................................     41

ARTICLE VI CONDITIONS TO THE MERGER.............................................................     42

        6.1    Conditions to Obligations of Each Party to Effect the Merger.....................     42
        6.2    Additional Conditions to Obligations of the Company..............................     42
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                                TABLE OF CONTENTS
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        6.3    Additional Conditions to the Obligations of Parent and Merger Sub................     43

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW..................................     45

        7.1    Survival of Representations and Warranties, Indemnity............................     45
        7.2    Escrow Arrangements..............................................................     46

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..................................................     53

        8.1    Termination......................................................................     53
        8.2    Effect of Termination............................................................     54
        8.3    Amendment........................................................................     54
        8.4    Extension; Waiver................................................................     54

ARTICLE IX GENERAL PROVISIONS...................................................................     54

        9.1    Notices..........................................................................     54
        9.2    Interpretation...................................................................     56
        9.3    Counterparts.....................................................................     56
        9.4    Entire Agreement; Assignment.....................................................     56
        9.5    Severability.....................................................................     56
        9.6    Other Remedies...................................................................     57
        9.7    Governing Law....................................................................     57
        9.8    Rules of Construction............................................................     57
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                      AGREEMENT AND PLAN OF REORGANIZATION


        This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of June 8, 2000 by and between Cypress Semiconductor Corporation, a Delaware corporation ("Parent"), and RadioCom Corporation, an Oregon corporation (the "Company"), and with respect to Article VII hereof only,
U. S. Bank Trust, N. A. (the "Escrow Agent") and Russell R. Moen, Jr. (the "Securityholder Agent").

                                    RECITALS

        A. The Boards of Directors of each of the Company and Parent believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of RadioCom Acquisition Corp., an Oregon corporation to be formed by Parent as a wholly-owned subsidiary of Parent ("Merger Sub"), with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the issued and outstanding shares of common, preferred and other capital stock of the Company ("Company Capital Stock") shall be converted into the right to receive shares of the voting common stock of the Parent ("Parent Common Stock", as more particularly defined below, and (ii) all outstanding options to acquire or receive shares of Company Capital Stock shall be assumed and converted into a right to receive an "Option Unit" consisting of Parent Common Stock as more particularly described below, and
(iii) all other Capital Stock of the Company, if any, shall be cancelled and extinguished.

        C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

        D. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        E. It is further intended by the parties hereto that the Merger shall be accounted for as a purchase for accounting purposes.

        F. Concurrently with the execution of this Agreement, as a condition and inducement for Parent's willingness to enter into this Agreement, (i) certain current employees of the Company will enter into non-competition and non-solicitation agreements substantially in the form attached hereto as Exhibit A-1 and A-2 (the "Non-Competition Agreements") with Parent, each of which shall become effective as of the Effective Time (as defined herein), and (ii) certain affiliates of the Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit B (the "Voting Agreements").


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        G. The Company, Merger Sub, and Parent desire to make certain representations and warranties and other agreements in connection with the Merger.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Oregon Business Corporations Act ("Oregon Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Articles of Merger in such form as shall be agreed upon by Parent, Merger Sub and the Company and as is required by Section
60.494 of the Oregon Revised Statutes (herein the "Articles of Merger") with the Secretary of State of the State of Oregon in accordance with the relevant provisions of applicable Oregon Law. The Merger shall become effective (the "Effective Time") when such Articles of Merger are filed with, and have been accepted by, the Secretary of State of the State of Oregon.

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Oregon Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Articles of Incorporation; Bylaws. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with Oregon Law and as provided in such Articles of Incorporation; provided, however, that at the Effective Time,
Article I of the Articles of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is `RadioCom Corporation'" Unless otherwise determined



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by Parent prior to the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation at the Effective Time, until thereafter amended in accordance with Oregon Law and as provided in the Articles of Incorporation of the Surviving Corporation and such Bylaws.

        1.5 Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Oregon Law and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

        1.6 Merger Consideration.

             (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

             "Aggregate Share Number" shall mean 240,000 shares of Parent Common Stock.

             "Company Common Stock" shall mean shares of common stock of the Company, no par value, including those shares which would become issuable upon the exercise of Company Options.

             "Company Convertible Securities" shall mean the Company Options, and any other warrants, convertible notes, or other rights to acquire or receive shares of Company Capital Stock, or any security convertible into, or exercisable or exchangeable for Company Capital Stock or Company Convertible Securities.

             "Company Options" shall mean all issued and outstanding options to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by employees or directors of or consultants to Company.

             "Company Shareholders" shall mean holders of any shares of Company Capital Stock immediately prior to the Effective Time.

             "Escrow Amount" shall mean 24,000 shares of Parent Common Stock which are not subject to the restrictions and repurchase rights under the Stock Repurchase Agreements to be distributed to the holders of the outstanding Company Capital Stock pursuant to the terms of this Section 1.6.

             "Merger Exchange Ratio" is defined in Section 1.6(c)(i).



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             "Parent Common Stock Price" shall mean the closing price per share of Parent Common Stock on the New York Stock Exchange on the trading day immediately preceding the Closing Date.

             (b) Total Number of Cypress Shares to be Issued; Effect on Capital Stock. In connection with the Merger, the maximum number of shares of Parent Common Stock (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company Options converted into options to acquire Parent Common Stock as herein provided) to be issued in exchange for the acquisition by Parent of the Company Capital Stock (including all unexpired and unexercised options, vested and unvested, and all other rights to acquire Company Capital Stock), shall be the Aggregate Share Number, provided that: (1) such maximum number shall be adjusted to the extent required by Section 1.10 below; and (2) all such shares shall be subject to the same restrictions on transfer and the same provisions for release from risk of forfeiture as were attendant to the Company Capital Stock for which they were exchanged simultaneously prior to the Merger. The parties agree that the Merger Consideration so received by the Company Shareholders and issued or paid by the Parent is fair and reasonable consideration for the acquisition by Parent of all of the capital stock of the Surviving Corporation.

             (c) Per Share Merger Exchange Ratio. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, each share of the Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Appraisal Shares, as defined in Section 1.7) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the Company Certificate therefor, the number of shares of the Aggregate Share Number (the "Merger Exchange Ratio") equal to the quotient derived by dividing (a) an amount equal to the Aggregate Share Number, by (b) the number of shares of the Company Capital Stock issued and outstanding or which would be issued and outstanding, if all Convertible Securities were converted to Company Capital Stock immediately prior to the Merger.

        Notwithstanding the foregoing provisions of this Section 1.6, in no event shall the total number of shares received by the holders of the issued and outstanding Company Capital Stock exceed the total Aggregate Share Number minus that portion of the Aggregate Share Number that must be reserved for the issuance of the Parent Common Stock upon exercise of the Company Options issued by the Parent in accordance with Subpart (d), below and in no event shall the total number of shares of Parent Common Stock issued or issuable in connection with the Merger exceed the Aggregate Share Number.

        The parties acknowledge that, under certain circumstances, some of the Company Common Stock are subject to repurchase pursuant to the terms of certain Stock Repurchase Agreements, between the Company Shareholders and the Company, dated as of May 31, 2000 (the "Stock Repurchase Agreements"). The shares of Parent Common Stock issued in the Merger in exchange for the shares of Company Common Stock subject to the Stock Repurchase Agreements shall be



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subject to, and shall continue to be restricted and subject to repurchase after the Merger as set forth in the Stock Repurchase Agreements.

             (d) Assumption of Company Options. At the Effective Time, each outstanding Company Option issued pursuant to a resolution of the Company's Board of Directors, at its December 15, 1998 meeting, a true and correct copy of which has been delivered to Parent (the "Option Plan") will, without further action by the holder thereof, be assumed by, exchanged for and converted into a right to receive that number of Option Units (as defined below) equal to that number of shares of Company Common Stock that would have been issuable, if the Company Option had been exercisable and exercised immediately prior to the Effective Time upon receipt by Parent of an exercise price for each such Option Unit equal to the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time. Said exercise price for each Option Unit, at the election of the holder of the option, shall either be paid (aa) in cash by the holder of the Company Option to Cypress and/or (bb) by assignment by the Company Option holder to Parent of that number of shares of Parent Common Stock equal to the unpaid exercise price divided by the Parent Common Stock Price, rounded up to the nearest whole share of Parent Common Stock. Said options shall be unvested (if not exchanged for a Company Option that was vested prior to the Merger).

        For the purpose of the forgoing each "Option Unit" shall be equal to an amount of shares from the Aggregate Share Number equal to the Merger Exchange Ratio. It is the intention of the parties hereto that the Company Options converted into options to acquire Parent Common Stock following the Closing pursuant to this Section 1.6 will, to the extent permitted by applicable law, qualify as incentive stock options as defined in Section 422 of the Code, to the extent any such Company Options qualified as incentive stock options immediately prior to the Effective Time.

             (e) Withholding Taxes. Any shares of Parent Common Stock issuable pursuant to Section 1.6(b) shall be subject to, and reduced by, the amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of Company) in connection with the acquisition of capital stock upon the exercise of Company Options, the acceleration of vesting of any Company Capital Stock or Company Options, or the payment of a bonus, if any, as required by applicable law.

             (f) Fractional Shares. No fractional share of Parent Common Stock shall be issued in the Merger. In lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $50.00.

             (g) Cancellation of Parent-Owned and Company-Owned Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of Company Capital Stock owned by Parent, Merger Sub, Company or any direct or indirect wholly-owned subsidiary thereof immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.



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             (h) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        1.7 Appraisal Shares for Holders of Company Capital Stock.

             (a) Rights of Dissenters. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock outstanding immediately prior to the Effective Time that are held by a "dissenter" within the meaning of Section 60.551(3) of the Oregon Revised Statutes ("Appraisal Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted to a "dissenter" by Section 60.551, et seq. Of the Oregon Revised Statutes. From and after the Effective Time, the holder of Appraisal Shares shall not have and shall not be entitled to exercise any of the voting right or other rights of a shareholder of the Surviving Corporation.

             (b) Loss of Rights. Notwithstanding the provisions of subsection
(a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Oregon Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, each of such holder's shares of Company Capital Stock shall automatically be converted into and represent only the right to receive that number of shares of Parent Common Stock equal to the Merger Exchange Ratio, rounded down to the next whole share as provided in
Section 1.6 (and subject to the provisions of Section 7.2 hereof), without interest thereon, upon surrender of the certificate representing such shares of the Company capital stock (the "Company Certificate").

             (c) Notice of Dissenters. Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Oregon Law and received by Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Oregon Law. Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle or settle any such demands. All Parent Common Stock to be issued to any Company Shareholders exercising appraisal rights (including the escrowed shares) shall be sold and used for the payment of the amounts owing to such Company Shareholders. In addition, Parent shall have full recourse to the Escrow Fund (as defined in Section 7.2(a) for the amount, if any, paid by Company or Parent in respect of Appraisal Shares. If any shares of Parent Common Stock, constituting the Merger Consideration to be distributed to the holder of Appraisal Shares, are not sold to fund the cash consideration to be paid to such dissenter, then said remaining shares shall be delivered to the Escrow Agent, added to the Escrow Fund, beneficially allocated proportionately to



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the other Company Shareholders, and held and distributed from the Escrow Fund in accordance with Article VII.

        1.8 Surrender of Certificates; Exchange Agent. The transfer agent of Parent (or another entity reasonably acceptable to Parent and the Company) shall serve as exchange agent (the "Exchange Agent") in the Merger.

             (a) Parent to Provide Parent Common Stock. Prior to the Closing, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I that number of shares of Parent Common Stock due and owing and/or issuable to the holders of the Company Capital Stock and Company Options under Section 1.6, in exchange for outstanding shares of Company Capital Stock, less the Escrow Amount which Parent shall deposit into the Escrow Fund (as defined in Section 7.2(a) hereof) on behalf of the Company Shareholders. The portion of the Escrow Amount contributed on behalf of each Company Shareholder shall be in proportion to the aggregate number of shares of Parent Common Stock each such Company Shareholder would otherwise be entitled to receive in the Merger by virtue of ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time.

             (b) Exchange Procedures. As soon as practicable following the Closing, Parent shall cause to be mailed to each Company Shareholder (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates which immediately prior to the Effective Time represent outstanding shares of Company Capital Stock whose shares are converted into the right to receive such Company Shareholder's portion of the consideration pursuant to Section 1.6, shall pass, only upon delivery of the Company Certificates to the Exchange Agent at the Closing) and
(ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing such Company Shareholder's pro rata portion of the consideration, and (iii) a Certificate (a "Shareholder Certificate") in form specified by Parent and approved prior to the Closing by the Company, which approval shall not be unreasonably withheld, for execution by the Company Shareholder. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and Shareholder Certificate, duly completed and validly executed in accordance with the instructions thereto, the Company Shareholder shall be entitled to receive, and the Exchange Agent shall promptly deliver in exchange therefor, a certificate for the Parent Common Stock ("Parent Certificate") representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to
Section 1.8(b) and Article 7 hereof) to which such holder is entitled pursuant to Section 1.6, and the Company Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) the Parent Certificate(s) representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented



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shares of Company Capital Stock will be deemed from and after the Effective
Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive any dividends or distributions payable pursuant to Section 1.8(d).

             (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates representing whole shares of Parent Common Stock issued in exchange therefor, plus the amount of dividends or other distributions (without interest) with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

             (d) Transfers of Ownership. If any Parent Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered.

             (e) Lost, Stolen or Destroyed Company Certificates. In the event any Company Certificate evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the delivery by the holder thereof of an affidavit of that fact by the holder thereof containing customary indemnification provisions, Parent Certificates representing whole shares of Parent Common Stock to be issued in exchange for such lost, stolen or destroyed Company Certificates.

             (f) No Liability. Notwithstanding anything to the contrary in this
Section 1.8, neither Parent nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

             (g) No Further Ownership Rights in Company Capital Stock. The shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of Company Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of Parent of shares of Company Capital Stock that were outstanding prior to the Effective Time. If, after the Effective Time, any Company Certificate is presented to Parent for any reason, they shall be canceled and exchanged as provided in this Article I.



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             (h) Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Merger Sub, and the officers and directors of the Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

        1.9 Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted immediately upon the Merger into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

        1.10 Adjustments to Merger Exchange Ratio. The Merger Exchange Ratio determined above shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Parent Common Stock.

        1.11 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a "plan of reorganization" within the meaning of Section 368(a) of the Code and Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. The parties shall not take a position on any Tax Return inconsistent with this Section.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        As of the date hereof and as of the Closing Date, the Company represents and warrants to Parent, subject to such exceptions as are clearly disclosed in the schedules of exceptions (referencing the appropriate section number or as otherwise may be obviously or clearly applicable by a reasonable person) supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof, as follows:

        2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the nature of its business requires it by law to be so qualified. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

        2.2 Company Capital Structure.

             (a) The authorized capital stock of the Company consists of 1,000,000 shares of authorized Company Common Stock, of which 354,625 shares are issued and outstanding. The outstanding shares are subject to the restrictions, repurchase rights and limitations described on Schedule 2.2(a). The Company Capital Stock is held of record by the persons, and in the amounts set forth on
Schedule 2.2(a). The Company has delivered to Parent the accurate address for each such holder. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. Then, current, and complete copies of each document authorizing, modifying, or affecting the Company Capital Stock is contained in Schedule 2.2(a).

             (b) The Company has reserved 60,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 35,875 shares are subject to outstanding, unexercised options and the remainder being available for future grant. The Company has not reserved any other shares of Company Capital Stock for issuance upon exercises of an option, warrant, or convertible security or debt instrument, or otherwise. Schedule 2.2(b) sets forth for each outstanding Company Option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. The Company has delivered to Parent a list setting forth the names and addresses of the holders of each Outstanding Company Option. Except for the Company Options described in
Schedule 2.2(b) , there are no options, warrants, calls, rights, debt instruments, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, debt instrument, commitment or agreement. The holders of Company Options have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock. Except as contemplated by this Agreement or set forth in Sections 2.2(a) or (b) , there are no registration rights agreements, no voting trust, proxy or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

        2.3 Subsidiaries. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

        2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by the Company's Shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The only vote required of the Company's Shareholders to duly approve the Merger and this Agreement is a majority of the shares of Company Capital Stock voting as a single class. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's Shareholders. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies. Subject only to the approval of the Merger and this Agreement by the Company's Shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Oregon Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) if applicable, the filing of such notices and the expiration of such waiting periods as required by the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

        2.5 Company Financial Statements. Schedule 2.5 sets forth (i) a summary of the Company's unaudited balance sheets as of December 31st for the calendar years 1993 through and including 1999, and the related unaudited statements of income for each of the calendar years then ended (collectively, the "Year-End Financials") and (ii) the Company's unaudited balance sheets as of March 31, 2000 and June 6, 2000, and the related unaudited statement of income for the three month period ended March 31, 2000, and the calendar year to date period ended June 6, 2000 (collectively, the "Year-to-Date Financials"). As used herein the Year-End Financials and the Year-to-Date Financials together are the "Company Financial Statements"). The Company Financial Statements are complete and correct and have been prepared in accordance with accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financial Statements present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject in the case of the Year-to-Date Financials to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate. The Company's balance sheet, dated June 6, 2000 is referred to hereinafter as the "Balance Sheet."

        2.6 No Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the Company Financial Statements), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Balance Sheet, consistent with past practices.

        2.7 No Changes. Since the date of the Balance Sheet, there has not been, occurred or arisen any:

             (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

             (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

             (c) capital expenditure or commitment by the Company exceeding $5,000 individually or $10,000 in the aggregate;

             (d) payment, discharge or satisfaction, in any amount in excess of $2,000 in any one case, or $5,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Balance Sheet;

             (e) destruction of, damage to or loss of any assets, business or customer of the Company (whether or not covered by insurance);

             (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

             (g) event or condition that has or would be reasonably expected to have a Material Adverse Effect on the Company;

             (h) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

             (i) revaluation by the Company of any of its assets;

             (j) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

             (k) increase in the salary or other compensation payable or to become payable to any of its officers or directors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person.

             (l) sale, lease, license or other disposition of any of the assets or properties of the Company, except for fair market value to the Company in the ordinary course of business and consistent with past practices;

             (m) amendment or termination (other than pursuant to its terms) of any Contract or other material contract, agreement or license to which the Company is a party or by which it is bound,

             (n) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

             (o) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, other than in the ordinary course of business, consistent with past practices;

             (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, except for the issuance of Company Common Stock upon the issuance of stock options;

             (q) change in any material respect in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company; or

             (r) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.8 Tax and Other Returns and Reports.

             (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

             (b) Tax Returns and Audits. Except as set forth in Schedule 2.8:

                    (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Tax

Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Tax Returns are true and correct and have been completed in accordance with applicable law.

                    (ii) The Company as of the Effective Time: (A) will have paid all Taxes it is required to pay (whether or not shown on any Tax Return) and (B) will have withheld and remitted with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld and/or remitted.

                    (iii) There is no Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                    (iv) No audit or other examination of any Tax Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

                    (v)The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                    (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

                    (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due or payable, which, if required to be reflected, are reflected on the Balance Sheet.

                    (viii) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                    (ix) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                    (x)The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                    (xi) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                    (xii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                    (xiii) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of another person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

                    (xiv) The Company has been an S Corporation within the meaning of Section 1361 of the Code since its formation.

        2.9 Restrictions on Business Activities. Except as expressly stated in
Schedule 2.9, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.10 Title to Properties; Absence of Liens and Encumbrances.

             (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default by the Company, or to the knowledge of the Company any other party to such leases).

             (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financial Statements or in Schedule 2.10(a) and except for Liens for Taxes not yet due and payable which, if required to be reflected, are reflected in the Balance Sheet and such non-monetary imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        2.11 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

             "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all semiconductor and semiconductor circuit designs; (v) all rights to all mask works and reticles, mask work registrations and applications therefor; (vi) all industrial designs and any registrations and applications therefor throughout the world; (vii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (viii) all databases and data collections and all rights therein throughout the world; (ix) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (x) any similar, corresponding or equivalent rights to any of the foregoing; and (xi) all documentation related to any of the foregoing.

             "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to Company or any of its subsidiaries.

             "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

             "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

             (a) Schedule 2.11(a) is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

             (b) Schedule 2.11(b) is a complete and accurate list (by name and version number) of all products or service offerings (including related software) of the Company or any of its subsidiaries ("Company Products"), other than the engineering consulting services generally offered to customers by the Company, that have been distributed or provided in the three (3)-year period preceding the date hereof or which the Company or any of its subsidiaries intends to distribute or provide in the future, including any products or service offerings under development.

             (c) The Company Intellectual Property is valid and enforceable. Without limiting the foregoing, Company knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property and the Company has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure by a third party to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property.

             (d) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

             (e) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting and maintaining such Company Registered Intellectual Property.

             (f) Schedule 2.11(f) is a complete and accurate list of all actions that are required to be taken by the Company within ninety (90) days of the date hereof with respect to any of the foregoing Company Registered Intellectual Property.

             (g) Company owns and has good and exclusive title to each material item of Company Intellectual Property, free and clear of any Lien (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing: (i) Company is the exclusive owner of all trademarks and trade names (other than trademarks and trade names licensed to the Company) used in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale, distribution or provision of any Company Products by Company or its subsidiaries; and (ii) Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which Company or any of its subsidiaries otherwise purports to own; and (iii) the Company Products do not infringe upon any patent or similar Intellectual Property held by any other person or entity and the Company is the exclusive owner of all Patents which it must possess to avoid a claim of infringement by a third party.

             (h) All Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party, other than off the shelf commercial software.

             (i) To the extent that any technology, software or material Intellectual Property has been developed or created independently or jointly by a third party for Company or any of its subsidiaries or is incorporated into any of the Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

             (j) Except as set forth on Schedule 2.11(j) and with exception of "shrink-wrap" or similar widely-available commercial end-user licenses, all Intellectual Property used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

             (k) All employees of the Company have entered into valid and binding written agreements with the Company sufficient to vest title in the Company of all Intellectual Property created by such employee in the scope of his or her employment with the Company.

             (l) No person who has licensed any Intellectual Property to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property.

             (m) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party, or permitted Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

             (n) Schedule 2.11(n) lists all material contracts, licenses and agreements to which Company or any of its subsidiaries is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company.

             (o) All contracts, licenses and agreements relating to either (i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to Company or any of its subsidiaries, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Company and its subsidiaries is in compliance with, and have not breached any term of any such contracts, licenses and agreements and, to the Company's knowledge, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay.

             (p) Except as set forth on Schedule 2.11(p) , neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in: (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them; (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses; or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

             (q) The operation of the business of the Company as it currently is conducted or is contemplated by the Company to be conducted, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the Company Products (including products, technology or services currently under development) does not and will not and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is there any basis therefor which is or should reasonably be within the knowledge of the Company).

             (r) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the business of the Company as it currently is conducted, and, to the Company's knowledge, as it is currently planned or contemplated to be conducted by the Company, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including products, technology or services currently under development).

             (s) Neither Company nor any of its subsidiaries has received notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual

Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

             (t) To the Company's knowledge, no person has or is infringing or misappropriating any Company Intellectual Property.

             (u) Company and each of its subsidiaries has taken reasonable steps for companies of a similar size in a similar business to protect Company's and its subsidiaries' rights in Company's material confidential information and trade secrets or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries, and, without limiting the foregoing, each of Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Company.

             (v) No Company Product records, stores, processes, calculates or presents calendar data in a manner which will cause records containing dates on or after January 1, 2000 to loose functionality or to not be interoperable with or to unable to receive records containing dates on or after January 1, 2000. All of the Company's Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/ or services (other than general utility services including gas, electric, telephone and postal) that are incorporated into Company's Products or used in the conduct of its business.

        2.12 Agreements, Contracts and Commitments.

             (a) Except as set forth on Schedule 2.12(a) , the Company does not have, is not a party to nor is it bound by:

                    (i)any collective bargaining agreements,

                    (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                    (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                    (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

                    (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                    (vi) any fidelity or surety bond or completion bond,

                    (vii) any lease of personal property having a value in excess of $5,000 individually or $10,000 in the aggregate,

                    (viii) any agreement of indemnification or guaranty,

                    (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                    (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $5,000 individually or $10,000 in the aggregate,

                    (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise,

                    (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

                    (xiii) any purchase order or contract for the purchase of raw materials and/or supplies involving $20,000 or more,

                    (xiv) any construction contracts,

                    (xv) any dealer, distribution, joint marketing or development agreement,

                    (xvi) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services,

                    (xvii) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code,

                    (xviii) any agreement providing or requiring the repurchase of any of the Company's Capital Stock; or

                    (xix) any other agreement, contract or commitment that involves $5,000 individually or $10,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

             (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b) , the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedules 2.2(a), 2.9, 2.10(a), 2.11(n), 2.11(p), and/or 2.12(a) , or any other agreement, contract, license, or commitment binding upon the Company (any such agreement, contract, or license or commitment, herein referred to as a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in
Schedule 2.12(b) , is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

        2.13 Interested Party Transactions. No officer, director or shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any Contract; provided that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section.

        2.14 Compliance with Laws. Except as set forth in Schedule 2.14 , the Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        2.15 Litigation. There is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. There is no investigation pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors in their respective capacities as such by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

        2.16 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the

Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

        2.17 Minute Books. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain reasonably accurate summaries of all meetings of the Board of Directors (or committees thereof) of the Company and its shareholders or actions by written consent since the time of incorporation of the Company.

        2.18 Environmental Matters.

             (a) Hazardous Material. The Company has not operated any underground storage tanks, and has no knowledge of the existence, of any underground storage tank or related underground piping, at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"). No Hazardous Materials are present as a result of the actions or omissions of the Company, or any of its agents, employees or contractors for which the Company is legally liable, or to the knowledge of the Company any other third party as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

             (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

             (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances, and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

             (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials

Activity of the Company. The Company is not aware of any fact or circumstance which is reasonably likely to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

        2.19 Brokers' and Finders' Fees; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule
2.19 also sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

        2.20 Employee Matters and Benefit Plans.

             (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                    (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                    (ii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                    (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                    (iv) "DOL" shall mean the Department of Labor;

                    (v) "Employee" shall mean any current employee, consultant or director of the Company or any Affiliate;

                    (vi) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                    (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                    (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                    (ix) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                    (x) "IRS" shall mean the Internal Revenue Service;

                    (xi) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is "multiemployer plan," as defined in Section 3(37) of ERISA; and

                    (xii) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

             (b) Company Employee Plans. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan, International Employee Plan, and each Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employee Agreement.

             (c) Documents. The Company has made available to Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan, International Employee Plan, and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents;
(ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) samples of standard COBRA forms and related notices (or such forms and notices as required under comparable law); (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (xii) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

             (d) Employee Plan Compliance. (i) The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan;
(iii) to the knowledge of the Company, no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without liability to the Parent, Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

             (e) Pension Plan. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

             (f) Multiemployer and Multiple Employer Plans. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, as described in Section 413(c) of the Code.

             (g) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

             (h) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such Act, or any similar provisions of state law applicable to its Employees.

             (i) Effect of Transaction.

                    (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                    (ii) No payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

             (j) Employment Matters. The Company: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, reasonably anticipated or, to the knowledge of the Company, threatened claims or actions against the Company under any worker's compensation policy or long-term disability policy.

             (k) Labor. No work stoppage or labor strike against the Company is pending, reasonably anticipated, or, to the knowledge of the Company, threatened. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

             (l) International Employee Plan. The Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

        2.21 Accounts Receivable. All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with generally accepted accounting principals consistently applied, and are collectible except to the extent of the reasonable reserves therefor set forth in the Balance Sheet or, for receivables arising subsequent to the date of the Balance Sheet which are accounted for in accordance with generally accepted accounting principles, consistently applied, including without limitation the taking of a reasonable reserve for uncollectable receivables. No person has any lien on any of the Company's accounts receivable and no request or agreement for deductions or discount has been made or is contemplated with respect to any of the Company's accounts receivable. No account receivable has been collected prior to the due date thereof except in a manner consistent with past practices in the ordinary course of business.

        2.22 No Material Adverse Change. Since the date of the Balance Sheet there has not occurred, any Material Adverse Effect on the Company.

        2.23 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement (i) unanimously approved, subject to shareholder approval, this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the shareholders of the Company and is on terms that are fair to such shareholders, and (iii) recommended that the Company Shareholders approve this Agreement and the Merger.

        2.24 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement contains as of the date of this Agreement or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        2.25 Solicitation of Shareholders. None of the information supplied, or to be supplied by the Company for inclusion or incorporation (or furnished by the Company for inclusion or incorporation) into any documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, or into any document anticipated to be filed with any Governmental Entity in connection with this Agreement, will at all relevant times contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information, which is not supplied by the Company, which is contained in any of the said documents.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        As of the date hereof and as of the Closing Date, Parent represents and warrants to the Company as follows:

        3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub will be a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. Parent has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would be material to Parent and Merger Sub as a whole. Merger Sub, when formed, will have the corporate power to own its properties and to carry on its business as now being conducted and will be duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would be material to Parent and Merger Sub as a whole.

        3.2 Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligations of Parent, enforceable in accordance with its terms subject to the laws of general application relating to bankruptcy, insolvency and relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies. Subject only to the approval of the Merger and this Agreement by the Company's Shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a conflict under (i) any provision of the Articles of Incorporation or Bylaws of the Parent. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to the Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Oregon Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and/or (iii) if applicable, the filing of such notices and the expiration of such waiting periods as required by the HSR Act.

        3.3 Capital Structure.

             (a) As of May 15, 2000, the authorized stock of Parent consisted of 650,000,000 shares of Common Stock, of which 122,734,245 were issued and outstanding as of May 15, 2000, and 5,000,000 shares of preferred stock, none of which was issued or outstanding. The authorized capital stock of Merger Sub will consist of 1,000 shares of Common Stock, 1,000 shares of which, will be issued and outstanding and will be held by Parent. All such shares will be duly authorized, and all such issued and outstanding shares will be validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

             (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances not, and are not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of Parent or any agreement to which Parent is a party or is bound. The shares of Parent Common Stock issued by Parent in the Merger shall be issued in compliance with applicable federal and state securities laws, be freely transferable by the Company Shareholders and shall be legended only as required by applicable law or as contemplated by this Agreement, the Stock Repurchase Agreements, or the documents to be entered into pursuant to this Agreement.

        3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") for the three (3) years prior to the date hereof, all in the form so filed, including the exhibits thereto (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements; provided, however, the Parent may have restated or may restate one or more of the Parent Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof.

        3.5 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or to the knowledge of Parent, threatened against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

        3.6 Brokers' and Finders' Fees. Parent has not incurred, nor will it incur directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.7 No Material Adverse Changes. Since the date of the balance sheet included in the Parent's report on Form 10-K filed March 9, 2000, there has not occurred: (a) any Material Adverse Effect on Parent; or (b) any amendments or changes in the Certificate of Incorporation or Bylaws of Parent.

        3.8 Representations Complete. None of the representations or warranties made by the Parent, nor any statement made in any schedule or certificate furnished by the Parent pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

             (a) Enter into any commitment, activity or transaction not in the ordinary course of business;

             (b) Transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to Company Intellectual Property with any person or entity;

             (c) Terminate any employees other than for cause or encourage any employees to resign from the Company;

             (d) Amend or otherwise modify (or agree to do so), or violate the terms of, the Stock Repurchase Agreement or any other Contract;

             (e) Commence or settle any litigation;

             (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor) except for (i) repurchases of Company Capital Stock upon the termination of service of any service providers of Company in accordance with the standard terms set forth in the agreements governing such repurchases, all of which agreements have been provided or made available to Parent, (ii) conversion of Company Preferred Stock, and (iii) exercises or conversion of Company Convertible Securities. Notwithstanding the foregoing, on the day immediately preceding the Closing Date, the Company may pay to its existing shareholders a cash dividend, in an amount approved by Parent, which approval shall not be unreasonably withheld (a) if the Closing Date and other assumptions shown on the projections as to cash available for dividends provided by the Company to Parent are accurate in all material respects, and the cash dividend amount does not exceed the the projected cash dividend amount shown on said projections, or (b) if said Closing Date and other assumptions are not accurate, the cash dividend amount does not exceed the Company's cash on hand and the amount of the dividend is equitably and appropriately adjusted from the projected dividend amount in light of the deviations from the original assumptions.

             (g) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options, Company Preferred Stock or the Note, issue, sell, grant, contract to issue, grant or sell, or authorize the issuance, delivery, sale or purchase of any shares of Company Capital Stock, Company Convertible Securities, or any securities, warrants, options or rights to purchase any of the foregoing;

             (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

             (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company including any Company Intellectual Property;

             (j) Sell, lease, license or otherwise dispose of any of the assets or properties of Company which are not Company Intellectual Property or create any security interest in such assets or properties;

             (k) Grant any loan to any person or entity, incur any indebtedness or guarantee any indebtedness, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

             (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any employee or consultant, or increase in the salary or other compensation payable or to become payable by Company to any of its officers, directors, employees or advisors other than salary increases in the ordinary course of business consistent as to timing and amount with the prior year's increases, or declare, pay or make any commitment or obligation of any kind for the payment by Company of a bonus or other additional salary or compensation to any such person, or adopt or amend any employee benefit plan or enter into any employment contract;

             (m) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

             (n) Take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock, other than as a consequence of the effect of the transaction herein contemplated upon the Option Plans in accordance with their terms.

             (o) Pay, discharge or satisfy, in an amount in excess of $5,000 individually or $10,000 in the aggregate any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Balance Sheet;

             (p) Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

             (q) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

             (r) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

             (s) Waive or commit to waive any rights with a value in excess of $5,000 individually or $10,000 in the aggregate;

             (t) Cancel or renew any insurance policy other than in the ordinary course of business; consistent with the prior policy.

             (u) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

             (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (u) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

             (w) Fail to perform its obligations under, waive, amend or otherwise modify any rights it may have, or take any other action to relinquish any "Repurchase Right" pursuant to any of the Stock Repurchase Agreements.

        4.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, shareholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any of its capital stock or assets or any equity interest in the Company or any of its subsidiaries by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this Section 4.2) shall be deemed to be a violation of this Section 4.2.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        5.1 Fairness Hearing; Shareholder Approval.

             (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall jointly prepare a notice of hearing before the Director of the Oregon Department of Consumer and Business Services and shall take all other actions requested to obtain an order ("Order"), from the Director of the Oregon Department of Consumer and Business Services pursuant to Section 59.095 of the Oregon Revised Statutes, so that the issuance of Parent Common Stock in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. Company and Parent will respond to any comments from the Director of the Oregon Department of Consumer and Business Services or from the Oregon Division of Finance and Corporate Securities, and shall use their commercially reasonable efforts to have the Order granted as soon as practicable after such filing. As promptly as practicable after receipt of a Order, each party shall agree upon an information statement and proxy for the Company Shareholders to approve this Agreement, and the transactions contemplated hereby (the "Proxy and Information Statement") and adoption by the Company Shareholders as provided by Oregon Law and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of the Company Shareholders sufficient to approve the Proxy and Information Statement. The Information Statement shall include such disclosure materials as are necessary for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger, and shall include without limitation information regarding the terms of the Merger and this Agreement and the recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement. Each of Parent and the Company shall use its reasonable efforts to cause the Information Statement to comply with applicable federal and state securities laws. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in preparation of the Information Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either Parent or the Company shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Proxy and Information Statement will include the recommendation of the Board of Directors of the Company in favor of adoption and approval of this Agreement and approval of the Merger.

             (b) Each of the Company and Parent will respond to any comments of the Director of the Department of Consumer and Business Services and/or the Division for Finance and Corporate Securities, and will use its respective commercially reasonable efforts to obtain the Order as promptly as practicable after such filing, and the Company will cause the Proxy and Information Statement to be mailed to its shareholders at the earliest practicable time after the Order is issued by the Director of the Department of Consumer and Business Services. As promptly as practicable after the date of this Agreement, each of the Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, foreign or "blue sky" or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of the Company and Parent will notify the other promptly upon the receipt of any comments from the Director of the Department of Consumer and Business Services and/or the Division for Finance and Corporate Securities (or their respective staffs) or from any other government officials and of any request by the Director of the Department of Consumer and Business Services and/or the Division for Finance and Corporate Securities (or their respective staffs) or any other government officials for amendments or supplements to the Proxy and Information Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the Director of the Department of Consumer and Business Services and/or the Division for Finance and Corporate Securities (or their respective staffs) or any other government officials, on the other hand, with respect to the Proxy and Information Statement, the Merger or any Other Filing. Each of the Company and Parent will cause all documents that it is responsible for filing with the Director of the Department of Consumer and Business Services, the Division for Finance and Corporate Securities, or other regulatory authorities under this Section to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

             (c) Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy and Information Statement or any Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the mailing to the Company Shareholders or the Director of the Department of Consumer and Business Services, the Division for Finance and Corporate Securities, their respective staffs, and any other government officials, such amendment or supplement.

             (d) Upon receipt of the Order, the Company shall, as promptly as possible, but not later than 3 days of the effectiveness of the Order submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by Oregon Law and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of the Company Shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable and, in any event, on or before June 30, 2000. The materials submitted to the Company Shareholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement, and the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, the Company shall adjourn or postpone the

Company Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy and Information Statement is provided to the Company's Shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company Shareholders' Meeting is originally scheduled (as set forth in the Proxy and Information Statement) there are insufficient shares of Company Capital Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders' Meeting. The Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Shareholders' Meeting are solicited, in compliance with applicable law and the Company charter documents. The Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this Section shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal or by any withdrawal, amendment, or modification to the recommendation of the Board of Directors of the Company with respect to the Merger and/or this Agreement.

             (e) All certificates representing Parent Common Stock deliverable to any shareholder of the Company pursuant to this Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split stock dividend, recapitalization, or similar event) also shall bear any legend required by the Director of the Department of Consumer and Business Services of the State of Oregon or such as are required pursuant to any federal, state, local or foreign law governing such securities; provided that in the event that the Director of the Department of Consumer and Business Services of the State of Oregon shall require that any such certificate shall bear a legend which has the effect of restricting transfer of such certificate (in any event, other than a legend with respect to Rule 145 promulgated under the Securities Act ("Rule 145") or such legend as may be required pursuant to the Company Affiliate Agreements or Section 5.12 hereof), then Parent shall prepare and file with the Securities and Exchange Commission and shall use its commercially reasonable efforts to cause to become effective, at such time as the holders thereof would otherwise be able to sell such securities in compliance with applicable law, a Registration Statement on Form S-3 permitting the sale by the Company Shareholders which acquire Parent Company Stock as a result of the Merger, and to maintain the effectiveness of such registration until the earlier of (a) a period of two years has elapsed or
(b) such time as the holders of such certificates can sell.

             (f) The Board of Directors of the Company shall unanimously recommend that the Company's Shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting. Neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's Shareholders vote in favor of and adopt and approve this Agreement and the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

             (g) The parties hereto acknowledge and agree that no party by Parent has made any representation concerning, and each party shall rely on its own counsel (and not upon the other parties or their legal counsel) with respect to, the resale of shares issued in this merger or the tax treatment of the consideration received or payable by the parties in this transaction.

        5.2 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (iii) for the sole purpose of obtaining information in connection with the transactions contemplated by this Agreement, all employees of the Company as identified by Parent. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        5.3 Confidentiality. Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or take other available action) or
(f) which is disclosed in the course of any litigation between any of the parties hereto.

        5.4 Expenses. All fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall, (subject to Section 7.2(k)), be the obligation of the respective party incurring such fees and expenses; provided, however, that if the transaction is consummated, the fees and expenses payable to third parties by the Company shall be paid from any cash distribution to the Company Shareholders permitted by Section 4.1(f).

        5.5 Public Disclosure. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of the New York Stock Exchange, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

        5.6 Consents. The Company shall promptly apply for or otherwise seek and use its best efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger including all consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Company Schedules) so as to preserve all rights of and benefits to the Company thereunder from and after the Effective Time.

        5.7 FIRPTA Compliance. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

        5.8 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        To the extent required by law, as soon as may be reasonably practicable, the Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable premerger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. The Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and
(b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

        5.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, such that the conditions set forth in Section 6.2(a) or (b) or Section 6.3(a) or (b) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not (a) limit or otherwise affect any remedies available to the party receiving such notice (b) constitute an admission against interest (vis a vis) a third party) of the party giving such notice that such events described in the Notice actually occurred.

        5.10 Option Plan. Prior to the Closing, the Company's Option Plan shall be supplemented to clarify various terms and conditions of the Option Plans in a manner approved by Parent, consistent with Parent's other option plans.

        5.11 Company Affiliate Agreements. Schedule 5.11 sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person a "Company Affiliate") . The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Closing) from each of the Company Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit C. Parent shall be entitled to place appropriate legends on the Parent Certificates evidencing any Parent Common Stock to be received by such Company Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

        5.12 New York Stock Exchange Listing. Parent agrees to authorize for listing on the New York Stock Exchange the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

        5.13 S-8 Registration. Sixty (60) days after the Closing Date, Parent agrees to file, if available for use by Parent, with the Securities and Exchange Commission a registration statement on Form S-8 registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options converted into options to acquire Parent Common Stock pursuant to Section 1.6 hereof as soon as reasonably possible after the Closing, but not later than 60 days after the Closing.

        5.14 401(k) Plan. The Company agrees to terminate, at least five (5) days prior to the Closing Date, its existing SEP IRA plan with T. Rowe Price, unless Parent, in its sole and absolute discretion agrees to sponsor and maintain such plan by providing the Company with notice of such election at least ten (10) days prior to the Closing Date.

        5.15 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby, including without limitation, providing to the transfer agent for Parent such information and legal opinions as may be required by the transfer agent as a condition to its delivery of the Merger Consideration to the Company Shareholders.

        5.16 Tax and Accounting Treatment. Parent, Merger Sub and the Company shall each use its reasonable best efforts to cause the business combination to be effected by the Merger to qualify as a "reorganization" within the meaning of
Section 368(a) of the Code and to be accounted for using the purchase method of accounting.

        5.17 Employee Compensation. Except as provided in an Employment Agreement approved by Parent each person who was a full time employee of the Company immediately prior to the Effective Time, shall be, at the Effective Time; become an "at will" employee of Parent or the Surviving Corporation, as employer, to the extent permitted by applicable law; provided that each employee employed in the United States shall provide proof of the right to work in the United States. Each employee of the Company who remains an employee of Parent or the Surviving Corporation after the Effective Time shall be eligible, upon completion of Parent's standard employee background and reference check, to receive salary and benefits (such as medical benefits, bonuses, 401(k) and stock options) consistent with Parent's standard human resource policies and will have a compensation package for the full value of services to be rendered by such employer determined on a competitive basis, including all medical benefits, where applicable, access to Parents "Key Employee Bonus Program", and commensurate stock options under Parents current stock option program.

        5.18 Tax Returns and Other Tax Matters.

             (a) Maintenance of S Corporation Status. The Company shall maintain its tax status as an S Corporation up to the Effective Time and the Company Shareholders shall not revoke or otherwise terminate the election of the Company to be treated as an S Corporation.

             (b) Filing of Tax Returns and Tax Information. The Company Shareholders shall timely file all federal and state income Tax Returns of the Company for taxable periods ending on or prior to the Effective Time of the Merger and shall have paid all income taxes attributable to the income of the Company for such periods. Such Tax Returns will be prepared and filed in accordance with applicable law and in a manner consistent with past practices. The Parent shall have the right to review and approve said Tax Returns, which approval shall not be unreasonably withheld. After the Effective Time of the Merger, Parent and the Company, on the one hand, and the Company Shareholders, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods ending on or prior to the Effective Time of the Merger and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

             (c) Indemnification Regarding S Status. Except with respect to any tax jurisdiction that does not recognize S Corporations as pass-through entities and to the extent any tax jurisdiction does not accord S Corporation tax treatment to nonresident shareholders, each Company Shareholder, jointly and severally, hereby indemnifies and agrees to hold the Company harmless from, against and in respect of any U.S. federal or state income Tax liability (including interest and penalties) , if any, resulting from the Company failing to qualify as an S Corporation under Section

1361(a)(1) of the Code (or state counterpart) for every taxable year on or before the Closing Date as to which the Company filed or files Tax Returns claiming status as an S Corporation.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

             (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

             (b) No Injunctions or Restraints; Illegality; HSR Act. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

        6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

             (a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall have been true and correct in all material respects on the date hereof and shall be true and correct in all material respects on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date) , with the same force and effect as if made on and as of the Closing Date; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

             (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

             (c) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

             (d) Secretary's Certificate. Each of Parent and Merger Sub shall have delivered to the Company a copy of (i) the text of the resolutions adopted by its Board of Directors authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement and (ii) its certificate of incorporation and bylaws, along with a certificate executed on behalf of such entity by its corporate secretary certifying to the Company that such copies are true, correct and complete copies of such resolutions, certificate of incorporation and bylaws, respectively, and that such resolutions, certificate of incorporation and bylaws were duly adopted and have not been amended or rescinded.

             (e) Legal Opinion. The Company shall have received a legal opinion from counsel to Parent (either Parent's California or Oregon counsel, as appropriate) confirming those matters described in attached Exhibit E, subject to customary assumptions and qualifications.

        6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

             (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects on the date hereof and shall be true and correct in all material respects as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date) , with the same force and effect as if made on and as of the Closing Date and Parent shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer of the Company;

             (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate to such effect signed by a duly authorized officer of the Company;

             (c) [Intentionally deleted.]

             (d) Legal Opinion. Parent shall have received a legal opinion from legal counsel to the Company (either the Company's Texas or Oregon counsel, as appropriate) confirming those matters described in attached Exhibit D, subject to customary assumptions and qualifications.

             (e) Affiliate Agreements. Each of the parties identified by the Company as being a Company Affiliate shall have delivered to Parent an executed Affiliate Agreement which shall be in full force and effect.

             (f) Non-Competition Agreements. Each of the persons listed on
Schedule 6.3(f) shall have executed and delivered to Parent a Non-Competition Agreement in substantially the form of Exhibit A-1 and A-2, as identified for each person, and all of the Non-Competition Agreements shall be in full force and effect.

             (g) New Employment Arrangements. Each of the employees listed on
Schedule 6.3(g) shall have entered into "at-will" employment arrangements with Parent and/or the Surviving Corporation, shall have agreed to be employees of Parent after the Closing, and shall be employees of the Company immediately prior to the Effective Time.

             (h) [Intentionally deleted.]

             (i) Securityholder Agent. There shall be a Securityholder Agent appointed and acting for the Company Shareholders in accordance with Section 7.2(g) .

             (j) Securities Laws/Governmental Filings. The issuance of the Merger Consideration by Parent in accordance with this Agreement shall be exempt from registration with the Securities and Exchange Commission pursuant to Rule 3(a) (10) and no other filings, approvals, registrations, or qualifications are required under applicable federal or state securities or other laws for the consummation of the Merger in accordance with this Agreement.

             (k) Shareholder Approval. The shareholders of the Company holding
(i) at least ninety-one percent (91%) of the Company Capital Stock, (ii) a sufficient number of shares of Company Capital Stock as required under applicable law and the Company's Articles of Incorporation, shall have approved this Agreement, the Merger and the transactions contemplated hereby, and (iii) no person shall be entitled to exercise, or has exercised, any dissenter's or appraisal rights under applicable Oregon Law.

             (l) Resignation of Directors. Parent shall have received a written resignation from each of the directors of the Company effective as of the Effective Time.

             (m) No Material Adverse Change. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company.

             (n) Secretary's Certificate. The Company shall have delivered to Parent a copy of (i) the text of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Articles of Merger and the consummation of all of the transactions contemplated by this Agreement and the Articles of Merger, (ii) the text of the resolutions adopted by the shareholders of the Company approving and adopting this Agreement and the Merger and (iii) the articles of incorporation and bylaws of the Company, along with a certificate executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions, articles of incorporation and bylaws, respectively, and that such resolutions, articles of incorporation and bylaws were duly adopted and have not been amended or rescinded.

             (o) Effectiveness of Stock Repurchase Agreements. The Stock Repurchase Agreement shall be in full force and effect and binding upon the Company Shareholders after the Merger, and each Company Shareholder shall have executed an acknowledgment, in form reasonably acceptable to Parent, evidencing the fact that the Stock Repurchase Agreement will afford Parent the right to repurchase up to 75% of the shares of Parent Common Stock to be issued to such Company Shareholders in the Merger in accordance with and subject to the terms and conditions set forth in the Stock Repurchase Agreements.

             (p) Waiver of Acceleration of Options. Each holder of a Company Option shall have executed an agreement and amendment to the Option Plan, in form reasonably acceptable to the Parent, forever waiving any and all rights that the holder may have to claim the vesting of any unvested Company Option shall accelerate upon the Merger or upon the occurrence of any other merger, purchase, acquisition, sale of assets, consolidation, or reorganization affecting the Company, the Parent, or any of their respective subsidiaries or affiliates at any time pursuant to the Option Plan or any employment agreement between said employee and the Company.

                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

        7.1 Survival of Representations and Warranties, Indemnity.

             (a) Survival Period. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is six months following the Closing Date (the "Expiration Date") ; provided, however, that the representations and warranties set forth in Section 2.8 shall survive the Merger and continue until the applicable statute of limitations period shall have expired and the representations and warranties set forth in Section 2.11 shall survive the Merger and continue indefinitely.

             (b) Indemnification. The Company Shareholders upon, and in consideration of their receipt of Parent Common Stock payable pursuant to
Section 1.6, in the Merger, jointly and severally agree, to indemnify and hold harmless Parent, Surviving Corporation, and each of their respective officers, directors, shareholders, subsidiaries, affiliates, successors, and assigns (the "Parent Indemnified Parties") , from and against all actions, claims, losses, liabilities, attorneys' and experts fees, judgements, penalties, costs and expense of every type and nature incurred or to be incurred by a Parent Indemnified Party resulting from, relating to or constituting:

                    (i) any misrepresentation, breach, or inaccuracy of a representation or warranty of the Company contained in this Agreement or in any other agreement, certificate, or other document executed by the Company or any officer on behalf of the Company,

                    (ii) any failure by the Company to perform or comply with any of its covenants under any Transaction Document to be performed prior to the Closing,

                    (iii) the failure of any Company Shareholder to have good, valid and marketable title to the Company Capital Stock surrendered by it in the Merger, the failure of any Company Shareholder to surrender any share of Company Capital Stock in the Merger as required pursuant to this Agreement, any other claim by a shareholder or former shareholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of the Company Capital Stock, (ii) any rights of a shareholder (other than the right to receive the Merger Consideration pursuant to this Agreement in the Merger or appraisal rights under the applicable provisions of the Oregon Law) , including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iv) any claim that his/her/its capital stock in the Company was wrongfully repurchased by the Surviving Corporation or Parent pursuant to this Agreement.

        Notwithstanding anything to the contrary in this Article or elsewhere in this Agreement, (A) except in the case of fraud or intentional breach, the maximum amount the Parent Indemnified Parties may recover from the Company Shareholders pursuant to Section 7.1(b) (i) , above, and the sole and exclusive source or recovery for the obligations of said Company Shareholders pursuant to said Section 7.1(b) (i) , above, shall be limited to the Escrow Fund; and (B) the Company shareholders shall not have any right of contribution from Parent, the Company, or the Surviving Corporation with respect to any claim by a Parent Indemnified Party pursuant to this Section 7.1(b) . Notwithstanding the foregoing, the existence of this Article VII and the rights and restrictions set forth herein do not limit any other potential remedies of Parent with respect to any fraudulent breach by the Company or its officers or directors of the representations, warranties, covenants or agreements of the Company contained herein. Parent hereby agrees that, in the absence of knowledge by the Company Shareholders to the contrary, a mere inaccuracy in the representations and warrants provided under Sections 2.11(c) , (g) , (p) , 2.14, and 2.20(d) of this Agreement shall not be deemed a fraud, intentional breach of said representations.

        7.2 Escrow Arrangements.

             (a) Escrow Fund. At the Effective Time, the Company Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any Company Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company Shareholder, will be deposited with U.S. Bank Trust, N.A. (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below) ) , as Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company (as modified by the Company Schedules) , or any failure by the Company to perform or comply with any covenant contained herein. Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger Consideration. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close. Other than as provided in Section 5.16, the Company shareholders shall not have any right of contribution from the Company with respect to any Loss claimed by Parent or its affiliates after the Effective Time. Parent may not receive any shares from the Escrow Fund unless and until Escrow Claim Certificate (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $50,000, have been delivered to the Escrow Agent as provided in paragraph (e) ; provided, no claim for Losses with respect to a single breach or failure to comply or perform in an amount less than $5,000 shall be delivered by Parent to the Escrow Agent or otherwise claimed by Parent. Once the aggregate amount of Losses claimed by Parent against the Escrow as to which there are no unresolved objections under Section 7.2(e) exceeds $50,000, Parent may recover from the Escrow Fund the total of such Losses.

             (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period") ; provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) , that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Escrow Claim Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Company Shareholders the remaining portion of the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Amounts to the Company Shareholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund as determined pursuant to Section 1.8(b) .

             (c) Protection of Escrow Fund.

                    (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                    (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund and all interest earned on the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                    (iii) Each Company Shareholder shall be shown as the record owner on the Parent's books and records, and shall have voting rights with respect to the shares of Parent

Common Stock contributed to the Escrow Fund by such Company Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock) .

             (d) Claims Upon Escrow Fund.

                    (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Escrow Claim Certificate") : (A) stating that Parent has paid, sustained or properly accrued or reasonably anticipates that it will sustain or have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, deliver to Parent out of the Escrow Fund such number of shares of Parent Common Stock held in the Escrow Fund as are valued in an amount equal to the unreimbursed amount of such Losses.

                    (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.2(d) (i) hereof, each share of Parent Common Stock shall be deemed to have a value equal to the Parent Common Stock Price.

             (e) Objections to Claims. At the time of delivery of any Escrow Claim Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent (as defined in Section 7.2(g) ) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) -day period, the Escrow Agent shall make delivery of the shares in the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Escrow Claim Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) -day period.

             (f) Resolution of Conflicts; Arbitration.

                    (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Escrow Claim Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                    (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Escrow Claim Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                    (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(f) , in any arbitration hereunder in which any claim or the amount thereof stated in the Escrow Claim Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

             (g) Securityholder Agent of the Shareholders; Power of Attorney.

                    (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Company Shareholder, Russell R. Moen, Jr., or another person reasonable to the Parent and the Company, shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each Company Shareholder (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under Oregon Law or any other applicable law) , for and on behalf of the Company Shareholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company

Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Company Shareholders.

                    (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment; and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

             (h) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Company Shareholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such Company Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

             (i) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

             (j) Escrow Agent's Duties.

                    (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                    (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                    (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                    (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                    (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                    (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold any and all documents, cash, and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court any and all documents, cash, and/or shares of Parent

Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                    (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                    (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

             (k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

             (l) Consent of Company Shareholders. Each Company Shareholder will be deemed, by virtue of their approval of the Merger, to have consented to: (i) the obligations of the Company Shareholder under this Article, (ii) the establishment of the Escrow Fund to secure such obligations, (iii) the appointment of the Security Holder Agent as their representative for purposes of their obligations hereunder and as attorney-in-fact and agents for and on behalf of each of them, (iv) the taking by the Security Holder Agent of any and all action(s) and making of any and all decision(s) required or permitted to be taken or made by them under this Agreement or any Escrow Agreement to be entered into pursuant hereto, and (v) all of the other terms, conditions and limitation to be binding upon them pursuant to the terms of this Article.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

             (a) by mutual consent of the Company and Parent;

             (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on July 31, 2000 (the "End Date") (provided that the right to terminate this Agreement under this Section 8.1(b)
(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date) ; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

             (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

             (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement which breach has a Material Adverse Effect on the Company, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company within 30 days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this
Section 8.1(d) unless such breach is not cured within 30 days (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement) ;

             (e) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement which breach has a Material Adverse Effect on the Parent, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent within 30 days through the exercise of its reasonable best efforts, then for so long as Parent continues to exercise such reasonable best efforts the Company may not terminate this agreement under this Section 8.1(e) unless such breach is not cured within 30 days (it being understood that the Company may not terminate this Agreement pursuant to this
Section 8.1(e) if it shall have materially breached this Agreement) .

        Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3, 5.4 and
5.5 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        8.3 Amendment. Except as is otherwise required by applicable law after the Company Shareholders approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        8.4 Extension; Waiver. At any time prior to the Effective Time, Parent, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) :

             (a) if to Parent, to:

                 Cypress Semiconductor Corporation
                 3901 N. First Street
                 San Jose, CA 95134-1599
                 Attention: J. Daniel McCranie
                 Telephone No.: 408-943-2614
                 Facsimile No.:  408-943-2754
                 with a copy to:

                 Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                 Palo Alto, California 94304
                 Attention: Larry Sonsini
                 Telephone No.:  (650)  493-9300
                 Facsimile No.:  (650)  493-6811

             (b) if to the Company, to:

                 RadioCom Corporation
                 10240 S.W. Nimbus Ave.
                 Suite L2
                 Portland, Oregon 97223
                 Attention: Russell R. Moen, Jr.
                 Telephone No.: 503-968-8778
                 Facsimile No.: 503-598-2236

                 with copies to:

                 Lawrence Ragan
                 1221 W. Campbell Rd.
                 Suite 131
                 Richardson, Texas  75080-2964
                 Telephone No.: 972-231-7292
                 Facsimile No.: 972-231-8071

                 and

                 Curtis L. Brown, Esq.
                 P.O. Box 693
                 Elm Mott, Texas  76640
                 Telephone No.: 254-829-0064
                 Facsimile No.: 254-829-0214

             (c) if to the Securityholder Agent:

                 Russell R. Moen, Jr.
                 10240 S.W. Nimbus Ave.
                 Suite L2
                 Portland, Oregon 97223
                 Telephone No.: 503-968-8778
                 Facsimile No.: 503-598-2236

             (d) if to the Escrow Agent:

                 U.S. Bank Trust, National Association
                 Corporate Trust Services
                 One California Street
                 San Francisco, CA  94111
                 Attention: Ann Gadsby
                 Telephone No.: (415)  273-4532
                 Facsimile No.: (415)  273-4593

        9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." As used herein, the term "Material Adverse Effect" shall mean a material adverse effect on the business, assets (including intangible assets) , financial condition, capitalization, and results of operations of the specified entity, except for effects caused by conditions (i) of the U.S. economy in general, (ii) of the industry of the specified entity, (iii) resulting from announcement of the Merger or (iv) caused by actions of the Company taken with the prior written consent of the Parent which would otherwise in compliance with
Section 4.1. In addition, as used herein, the term "knowledge" shall mean, with respect to Company or Parent, what is within the actual knowledge of any of the officers of Company or Parent, as the case may be. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        9.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein, together with the confidentiality agreements, dated January 24, 2000 and April 27, 2000 between Parent and the
Company: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

        9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

             9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

             9.7 Governing Law. Except as expressly provided herein to the contrary with respect to the applicability of Oregon Law as to certain matters affecting the Merger, this Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

             9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



                  [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Parent, the Company and, with respect to Article VII only, the Escrow Agent and the Securityholder Agent, and have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


CYPRESS SEMICONDUCTOR                 RADIOCOM CORPORATION
CORPORATION


By: /S/ EMMANUEL HERNANDEZ            By:  /S/ LAWRENCE REGAN
   ------------------------------        -----------------------------------

Name: EMMANUEL HERNANDEZ              Name:    LAWRENCE REGAN
     ----------------------------          ---------------------------------

Title:  CFO                           Title:   PRESIDENT
      ---------------------------           --------------------------------


SECURITYHOLDER AGENT:


/S/ RUSSELL R. MOEN, JR.
---------------------------------
Name:  Russell R. Moen, Jr.



ESCROW AGENT:

U.S. Bank Trust, N.A.


By /S/ ANN GADSBY
  -------------------------------

Name:  ANN GADSBY
     ----------------------------

Title: VICE PRESIDENT
      ---------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION



                                 BY AND BETWEEN


                       CYPRESS SEMICONDUCTOR CORPORATION,

                                       AND

                              RADIOCOM CORPORATION



                            DATED AS OF JUNE 8, 2000

                                INDEX OF EXHIBITS

EXHIBIT         DESCRIPTION
-------         -----------

Exhibit A-1     Form of Non-Competition Agreement for Ragan, Moen and Gehring

Exhibit A-2     Form of Non-Competition Agreement for Jensen, Stenger

Exhibit B       Form of Voting Agreement

Exhibit C       Form of Company Affiliate Agreement

Exhibit D       Form of Legal Opinion of Counsel to the Company

Exhibit E       Form of Legal Opinion of Counsel(s)  to Parent

Exhibit F       Table of Definitions

                                   EXHIBIT A-1

                            NON-COMPETITION AGREEMENT



        THIS NON-COMPETITION AGREEMENT (the "Agreement") is made as of the Effective Date (as defined below) by and among Cypress Semiconductor Corporation, a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of RadioCom Corporation, an Oregon corporation (the "Company") .

        WHEREAS, concurrently with the execution of this Agreement, Parent, the Company and certain other parties have entered into an Agreement and Plan of Reorganization dated as of June 8, 2000 (the "Merger Agreement") pursuant to which a wholly owned subsidiary to be formed by Parent ("Merger Sub") shall merge (the "Merger") with and into the Company and Parent Common Stock will be exchanged for all of the outstanding shares ("Shares") of the Company's capital stock held by the stockholders of the Company, including Stockholder. The Closing Date (as defined in the Merger Agreement) shall be the "Effective Date" of this Agreement.

        WHEREAS, as a result of the Merger, Stockholder shall receive from Parent significant consideration in the form of Parent Common Stock in exchange for all Shares held by Stockholder pursuant to the terms of the Merger Agreement.

        WHEREAS, as a condition to the Merger, and to preserve the value of the business being acquired by Parent after the Merger, the Merger Agreement contemplates, among other things, that Stockholder shall enter into this Agreement and that this Agreement shall become effective on the Effective Date.

       WHEREAS, Stockholder's primary place of employment with the Company is in
_________.

        NOW, THEREFORE, in consideration of the mutual promises made herein, Parent and the Stockholder hereby agree as follows:

        1. Covenant Not to Compete or Solicit.

               (a) Beginning on the Effective Date and ending on the earlier of:
(i) the date which is two (2) years after the date of Stockholder's voluntary termination of Stockholder's employment with Parent or the Company or the termination of Stockholder's employment by Parent or the Company with Cause (as defined below); or (ii) the date of termination by Parent, Company, or a company controlled by, under common control with, or which is controlled by Parent or the Company (an "Affiliate") of Stockholder's employment with said company without Cause (the "Non-Competition Period"), Stockholder shall not directly or indirectly (other than on behalf of

Parent or the Company), without the prior written consent of Parent, engage in a Competitive Business Activity (as defined below) anywhere in the Restricted Territory (as defined below).

               For all purposes hereof, the term "Cause" shall mean: (i) continued failure to perform in good faith and to the best of his or her ability in all material respects the duties and responsibilities as an employee; (ii) personally engaging in fraud with respect to the employer or any material act of dishonesty in connection with the employee's responsibilities to the employer,
(iii) conviction of, or entry of a plea of nolo contendere to, a felony involving moral turpitude or serious injury or damage; (iv) repeated and unexplained absences; (v) gross negligence or willful misconduct in the performance in any material respect of the duties and responsibilities as an employee (vi) material breach of any term of this Agreement or any other agreement (including, without limitation, any employment agreement, non-disclosure agreement, non-competition agreement, stock affiliate agreement, or stock repurchase agreement) between the employee and the employer; (vii) material violation of any federal or state law in connection with the employee's responsibilities to the employer; (viii) insubordination or material violation of the policies (including without limitation the human resources policies) of the employer delivered or made available to the employee; (ix) material nonconformance with the employer's standard business practices and policies generally known by its employees, made known or made available to the employee, or delivered in writing to the employee; (x) commencement of employment or a consulting arrangement any person, company or entity (other than the employer), without the employer's prior written consent, excluding any service by the employee as an outside member of a board of directors of a company not engaged in a Competitive Business Activity; (xi) termination or loss, through no fault or derogation of duty on the part of the Company, of Stockholder's employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State reflecting a right to work in the United States. With respect to subparts (i), (vi), (vii), (viii), and (ix) above, "Cause" shall not be found, if the employer has not provided the employee with such notice and opportunity to cure the existence (or potential existence) of said Cause as is required by applicable employment laws or is otherwise consistent with the employers employment policies as generally applied to its other employees in similar positions with the employer.

               For all purposes hereof, the term "Competitive Business Activity" shall mean: (i) engaging in, or managing or directing persons engaged in any business related to the design, development, manufacture, marketing and/or sales of any radio transmitter, receiver, baseband control circuit, or other product or device that employs, or has any component that employs, any "Bluetooth Protocol" (as defined below) and/or any "RF Technology" (as defined below) (collectively the "Company's Field") ; or (ii) acquiring or having an ownership interest in any entity which derives revenues from any business engaged in the Company's Field (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended); or
(iii) participating in financing of more than 1% of the equity or working capital of any entity which derives revenues from any business engaged in the Company's Field; or (iv) any operation, management or control of, any entity which derives revenues from any business engaged in the Company's Field.

               "Bluetooth Protocol" means any past, current or future version of the profile, core, and other protocols and specifications now or hereafter promulgated by Telefonaktiebolaget LM Ericsson, International Business Machines Corporation, Intel Corporation, Nokia Corporation, and/or Toshiba Corporation, or any of their successor(s) and/or assign(s) for the bluetooth wireless transmitter/receiver architecture, including without limitation that certain Specification of the Bluetooth System, Volume 1 Core and Volume 2 Profiles, v1.0B, promulgated as of December 1, 1999 by the above parties, and any enhancements, modifications, or other versions thereof.

               "RF Technology" means any RF wireless propagation technology that can be implemented in integrated circuits, provided that (a) as of the date of the Merger such technology has been or is under development by the Parent, the Company, or any of their respective Affiliates, or (b) at any time during the Stockholder's employment or affiliation with the Parent, the Company or any of their respective Affiliates, such technology is developed, is under development, or is in the planning stage for development by Parent, the Company or their respective Affiliates.

               For all purposes hereof, the term "Restricted Territory" shall mean each and every country, province, state, city or other political subdivision of North America, Asia and Europe in which Parent or the Company is currently engaged in business or otherwise distributes, licenses or sells its products.

               (b) During the Non-Competition Period, Stockholder shall not directly or indirectly solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing of encouraging, any employee of the Parent or the Company to terminate his or her employment with the Parent or the Company.

               (c) The covenants contained in Section 1(a) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 1(a) hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof) , then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

               (d) Stockholder acknowledges that (i) the goodwill associated with the existing business, customers and assets of the Company prior to the Merger are an integral component of the value of the Company to Parent and is reflected in the portion of the consideration payable to Stockholder pursuant to
Section 1.6 of the Merger Agreement, and (ii) Stockholder's agreement as set forth herein is necessary to preserve the value of the Company for Parent following the Merger. Stockholder also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things, (A) the Company and Parent are engaged in a highly competitive industry, (B) Stockholder has unique access to, and will continue to have access to, the trade secrets and know-how of the Company and Parent, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Company, (C) Stockholder is receiving significant consideration in connection with the Merger, and (D) in the event Stockholder's employment with Parent or the Company ended, Stockholder would be able to obtain suitable and satisfactory employment without violation of this Agreement.

               (e) Stockholder's obligations under this Agreement shall remain in effect if Stockholder's employment with Parent or the Company is terminated for any reason, subject to the provisions of Section 1(a) above.

               (f) Nothing in this Section 1 shall be deemed or construed to alter any employment relationship between Parent or the Company and Stockholder under any "at will" or other employment agreement between Parent, the Company and/or the Stockholder.

        2. Miscellaneous.

               (a) Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California without reference to rules of conflicts of law. Stockholder hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

               (b) Specific Performance. Stockholder agrees that in the event of any breach by Stockholder of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it) to the extent permitted by applicable law to
(a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

               (c) Severability. If any portion of this Agreement is held by an arbitrator or a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

               (d) No Assignment. Because the nature of the Agreement is specific to the actions of Stockholder, Stockholder may not assign this Agreement. This Agreement shall inure to the benefit of Parent and its successors and assigns.

               (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

                      (i)    if to Parent or the Company, to:

                             Cypress Semiconductor Corporation
                             3901 North First Street
                             San Jose, California 95134
                             Attn: President
                             Telephone No.: (408)  943-2611
                             Facsimile No.: (408)  943-6822

                             with a copy to:

                             Wilson Sonsini Goodrich & Rosati
                             Professional Corporation
                             650 Page Mill Road
                             Palo Alto, California 94304
                             Attn:  Larry W. Sonsini, Esq.
                             Telephone No.: (650)  493-9300
                             Facsimile No.: (650)  493-6811

                      (ii) if to Stockholder, at the address set forth on the signature page hereto.

               (f) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by Parent and Stockholder.

               (g) Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

               (h) Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

               (i) Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                  CYPRESS SEMICONDUCTOR CORPORATION


                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:



                                  STOCKHOLDER

                                  Name:

                                  Address:
                                          --------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------



                  [SIGNATURE PAGE TO NON-COMPETITION AGREEMENT]

                     [To be signed by Ragan, Moen, Gehring]

                                   EXHIBIT A-2

                            NON-COMPETITION AGREEMENT



        THIS NON-COMPETITION AGREEMENT (the "Agreement") is made as of the Effective Date (as defined below) by and among Cypress Semiconductor Corporation, a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of RadioCom Corporation, an Oregon corporation (the "Company").

        WHEREAS, concurrently with the execution of this Agreement, Parent, the Company and certain other parties have entered into an Agreement and Plan of Reorganization dated as of June 8, 2000 (the "Merger Agreement") pursuant to which a wholly owned subsidiary to be formed by Parent ("Merger Sub") shall merge (the "Merger") with and into the Company and Parent Common Stock will be exchanged for all of the outstanding shares ("Shares") of the Company's capital stock held by the stockholders of the Company, including Stockholder. The Closing Date (as defined in the Merger Agreement) shall be the "Effective Date" of this Agreement.

        WHEREAS, as a result of the Merger, Stockholder shall receive from Parent significant consideration in the form of Parent Common Stock in exchange for all Shares held by Stockholder pursuant to the terms of the Merger Agreement.

        WHEREAS, as a condition to the Merger, and to preserve the value of the business being acquired by Parent after the Merger, the Merger Agreement contemplates, among other things, that Stockholder shall enter into this Agreement and that this Agreement shall become effective on the Effective Date.

        WHEREAS, Stockholder's primary place of employment with the Company is in ___________.

        NOW, THEREFORE, in consideration of the mutual promises made herein, Parent and the Stockholder hereby agree as follows:

        1. Covenant Not to Compete or Solicit.

               (a) Beginning on the Effective Date and ending on the earlier of:
(i) the date which is two (2) years after the date of Stockholder's voluntary termination of Stockholder's employment with Parent or the Company or the termination of Stockholder's employment by Parent or the Company with Cause (as defined below); or (ii) the date of termination by Parent, Company, or a company controlled by, under common control with, or which is controlled by Parent or the Company (an "Affiliate") of Stockholder's employment with said company without Cause (the "Non-Competition Period"), Stockholder shall not directly or indirectly (other than on behalf of

Parent or the Company) , without the prior written consent of Parent, engage in a Competitive Business Activity (as defined below) anywhere in the Restricted Territory (as defined below).

               For all purposes hereof, the term "Cause" shall mean: (i) continued failure to perform in good faith and to the best of his or her ability in all material respects the duties and responsibilities as an employee; (ii) personally engaging in fraud with respect to the employer or any material act of dishonesty in connection with the employee's responsibilities to the employer,
(iii) conviction of, or entry of a plea of nolo contendere to, a felony involving moral turpitude or serious injury or damage; (iv) repeated and unexplained absences; (v) gross negligence or willful misconduct in the performance in any material respect of the duties and responsibilities as an employee (vi) material breach of any term of this Agreement or any other agreement (including, without limitation, any employment agreement, non-disclosure agreement, non-competition agreement, stock affiliate agreement, or stock repurchase agreement) between the employee and the employer; (vii) material violation of any federal or state law in connection with the employee's responsibilities to the employer; (viii) insubordination or material violation of the policies (including without limitation the human resources policies) of the employer delivered or made available to the employee; (ix) material nonconformance with the employer's standard business practices and policies generally known by its employees, made known or made available to the employee, or delivered in writing to the employee; (x) commencement of employment or a consulting arrangement any person, company or entity (other than the employer), without the employer's prior written consent, excluding any service by the employee as an outside member of a board of directors of a company not engaged in a Competitive Business Activity; (xi) termination or loss, through no fault or derogation of duty on the part of the Company, of Stockholder's employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State reflecting a right to work in the United States. With respect to subparts (i), (vi), (vii), (viii), and (ix) above, "Cause" shall not be found, if the employer has not provided the employee with such notice and opportunity to cure the existence (or potential existence) of said Cause as is required by applicable employment laws or is otherwise consistent with the employers employment policies as generally applied to its other employees in similar positions with the employer.

               For all purposes hereof, the term "Competitive Business Activity" shall mean: (i) engaging in, or managing or directing persons engaged in any business related to the design, development, manufacture, marketing and/or sales of any radio transmitter, receiver, baseband control circuit, or other product or device that employs, or has any component that employs, any "Bluetooth Protocol" (as defined below) and/or any "RF Technology" (as defined below) (collectively the "Company's Field"); or (ii) acquiring or having an ownership interest in any entity which derives revenues from any business engaged in the Company's Field (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended); or
(iii) participating in financing of more than 1% of the equity or working capital of any entity which derives revenues from any business engaged in the Company's Field; or (iv) any operation, management or control of, any entity which derives revenues from any business engaged in the Company's Field.

               "Bluetooth Protocol" means any past, current or future version of the profile, core, and other protocols and specifications now or hereafter promulgated by Telefonaktiebolaget LM Ericsson, International Business Machines Corporation, Intel Corporation, Nokia Corporation, and/or Toshiba Corporation, or any of their successor(s) and/or assign(s) for the bluetooth wireless transmitter/receiver architecture, including without limitation that certain Specification of the Bluetooth System, Volume 1 Core and Volume 2 Profiles, v1.0B, promulgated as of December 1, 1999 by the above parties, and any enhancements, modifications, or other versions thereof.

               "RF Technology" means any RF wireless propagation technology that can be implemented in integrated circuits, provided that (a) as of the date of the Merger such technology has been or is under development by the Parent, the Company, or any of their respective Affiliates, or (b) at any time during the Stockholder's employment or affiliation with the Parent, the Company or any of their respective Affiliates, such technology is developed, is under development, or is in the planning stage for development by Parent, the Company or their respective Affiliates; and further provided that Shareholder is made aware or otherwise becomes aware of such RF Technology during the period of his/her employment with Parent, the Company or their respective Affiliates.

               For all purposes hereof, the term "Restricted Territory" shall mean each and every country, province, state, city or other political subdivision of North America, Asia and Europe in which Parent or the Company is currently engaged in business or otherwise distributes, licenses or sells its products.

               (b) During the Non-Competition Period, Stockholder shall not directly or indirectly solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing of encouraging, any employee of the Parent or the Company to terminate his or her employment with the Parent or the Company.

               (c) The covenants contained in Section 1(a) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 1(a) hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof) , then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

               (d) Stockholder acknowledges that (i) the goodwill associated with the existing business, customers and assets of the Company prior to the Merger are an integral component of the value of the Company to Parent and is reflected in the portion of the consideration payable to Stockholder pursuant to
Section 1.6 of the Merger Agreement, and (ii) Stockholder's agreement as set forth herein is necessary to preserve the value of the Company for Parent following the Merger. Stockholder also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things, (A) the Company and Parent are engaged in a highly competitive industry, (B) Stockholder has unique access to, and will continue to have access to, the trade secrets and know-how of the Company and Parent, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Company, (C) Stockholder is receiving significant consideration in connection with the Merger, and (D) in the event Stockholder's employment with Parent or the Company ended, Stockholder would be able to obtain suitable and satisfactory employment without violation of this Agreement.

               (e) Stockholder's obligations under this Agreement shall remain in effect if Stockholder's employment with Parent or the Company is terminated for any reason, subject to the provisions of Section 1(a) above.

               (f) Nothing in this Section 1 shall be deemed or construed to alter any employment relationship between Parent or the Company and Stockholder under any "at will" or other employment agreement between Parent, the Company and/or the Stockholder.

        2. Miscellaneous.

               (a) Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California without reference to rules of conflicts of law. Stockholder hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

               (b) Specific Performance. Stockholder agrees that in the event of any breach by Stockholder of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it) to the extent permitted by applicable law to
(a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

               (c) Severability. If any portion of this Agreement is held by an arbitrator or a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

               (d) No Assignment. Because the nature of the Agreement is specific to the actions of Stockholder, Stockholder may not assign this Agreement. This Agreement shall inure to the benefit of Parent and its successors and assigns.

               (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) ; provided, however, that notices sent by mail will not be deemed given until received:

                       (i)   if to Parent or the Company, to:

                             Cypress Semiconductor Corporation
                             3901 North First Street
                             San Jose, California 95134
                             Attn: President
                             Telephone No.: (408)  943-2611
                             Facsimile No.: (408)  943-6822

                             with a copy to:

                             Wilson Sonsini Goodrich & Rosati
                             Professional Corporation
                             650 Page Mill Road
                             Palo Alto, California 94304
                             Attn:  Larry W. Sonsini, Esq.
                             Telephone No.: (650)  493-9300
                             Facsimile No.: (650)  493-6811

                       (ii) if to Stockholder, at the address set forth on the signature page hereto.

               (f) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by Parent and Stockholder.

               (g) Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

               (h) Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

               (i) Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                  CYPRESS SEMICONDUCTOR CORPORATION


                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:



                                  STOCKHOLDER

                                  Name:

                                  Address:
                                          --------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------




                  [SIGNATURE PAGE TO NON-COMPETITION AGREEMENT]

                      [To be signed by Jensen and Stenger]

                                    EXHIBIT B

                                VOTING AGREEMENT


        This Voting Agreement ("AGREEMENT") is made and entered into as of June 8, 2000, between Cypress Semiconductor Corporation, a Delaware corporation ("PARENT"), and the undersigned stockholder ("STOCKHOLDER") of RadioCom Corporation, an Oregon corporation (the "COMPANY").

                                    RECITALS

        A. Concurrently with the execution of this Agreement, Parent, the Company and RadioCom Acquisition Corporation, an Oregon corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub and the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Merger Agreement.

        B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of outstanding shares of capital stock of the Company indicated on Annex I to this Agreement.

        C. As a material inducement to enter into the Merger Agreement, Parent desires the Stockholder to agree, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Stockholder is willing to agree, to vote the Shares and New Shares (as defined below) so as to facilitate consummation of the Merger.

        NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

        1. Agreement to Vote Shares; Additional Purchases; Transfers and Encumbrance.

               (a) Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall cause the Shares and any New Shares (as defined below) to be voted and shall otherwise consent to:

                      (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement including all further instruments, agreements, and actions contemplated thereby;

                      (ii) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any sale of assets, change of control, or acquisition of the Company by any other person, or any consolidation or merger of the Company with or into any other person; and

                      (iii) against the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation or other business combination involving Company or any subsidiary of Company with any party other than Parent, Merger Sub or any of their respective affiliates; (B) any sale, lease or transfer of more than any significant part of the assets of Company or any subsidiary of Company to any party other than Parent, Merger Sub or any of their respective affiliates; (D) any change in a majority of the board of directors of Company; (E) any material change in the capitalization of Company or Company's corporate structure, other than as contemplated by the Merger Agreement; or (F) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

        (b) No Agreements. Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Agreement.

               (c) Definition. For purposes of this Agreement, "SHARES" shall mean all issued and outstanding shares of capital stock, or debt instruments convertible into capital stock, of the Company for which Stockholder is the beneficial owner or over which Stockholder has voting control, including any securities convertible into, or exercisable or exchangeable for shares of the Company's capital stock, all as set forth on Exhibit B attached hereto.

               (d) Additional Purchases. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership or voting control after the execution of this Agreement and prior to the date of termination of this Agreement ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

               (e) Transfer of Shares.

                      (i) Stockholder agrees that, during the period from the date of this Agreement through the termination of this Agreement pursuant to
Section 9 below, Stockholder shall not cause or permit any transfer, sale, exchange, pledge, gift, or other disposition or encumbrance (a "TRANSFER") of any of the Shares and any New Shares to be effected unless such Transfer is in accordance with any Affiliate Agreement between Stockholder and Parent contemplated by the Merger Agreement and each person to which any of such Shares and any New Shares, or any interest in any of such Shares and any New Shares, is or may be Transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed in writing to hold such Shares and any New Shares (or interest in such Shares and any New Shares) subject to all of the terms and provisions of this Agreement.

                      (ii) Stockholder agrees that, during the period from the date of this Agreement through the termination of this Agreement pursuant to
Section 9 below, Stockholder shall not deposit (or permit the deposit of) any Shares and any New Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares and any New Shares.

        2. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "PROXY") with respect to the Shares and New Shares, which, subject to Section 9 hereof, shall be irrevocable to the fullest extent permitted by applicable law

        3. [Intentionally deleted.]

        4. Appointment of Securityholder Agent. Stockholder agrees to appoint the Securityholder Agent (as defined in the Merger Agreement) as agent and attorney-in-fact for and on behalf for purposes of Article VII of the Merger Agreement. Stockholder further agrees that any decision, act, consent or instruction of the Securityholder Agent (as defined in the Merger Agreement), including, without limitation, any agreement by the Securityholder Agent for and on behalf of the Stockholders (as defined in the Merger Agreement) to any amendments, modifications and waivers of any term, condition or other agreement set forth in the Merger Agreement, shall constitute a decision of Stockholder for all purposes of and under the Merger Agreement, and that such decision, act, consent or instruction shall be final, binding and conclusive upon Stockholder as if made by the Stockholder.

        5. Non-Solicitation. Stockholder covenants and agrees with Parent, Merger Sub and Company that, during the period commencing on the date of this Agreement and ending on July 31, 2000, Stockholder shall not, directly or indirectly, (i) solicit or initiate discussions or engage in negotiations with any person, or take any action intended, designed or reasonably likely to facilitate the efforts of any person relating to the possible acquisition of Company (whether by way of merger, purchase of its capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets ("ACQUISITION PROPOSAL"), (ii) furnish any nonpublic information regarding Company to any person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal in Stockholder's capacity as a Stockholder; or (v) enter into any letter of intent or other similar document or any contract contemplating or otherwise relating to any Acquisition Proposal. Stockholder shall immediately cease any existing discussions or other communications with any persons other than Parent or Merger Sub that relate to any Acquisition Proposal.

        6. Representations and Warranties of the Stockholder.

                      (i) Stockholder is the beneficial owner of the Shares free and clear of any liens, claims, options, charges or other encumbrances.

                      (ii) Stockholder does not beneficially own any securities of the Company other than the shares of Common Stock and Preferred Stock of the Company and options to purchase shares of Common Stock of the Company indicated on Exhibit B to this Agreement.

                      (iii) Stockholder: (A) has full authority to vote and direct the voting of the Shares; (B) does not beneficially own any securities of the Company other than the Shares indicated on the final page of this Agreement; and (C) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

        7. Additional Documents; Stockholder Agreement. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent and the Company, to carry out the intent of this Agreement.

        8. Consent and/or Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

        9. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated in accordance with its terms.

        10. Miscellaneous.

               (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and any person or entity to which legal or beneficial ownership of such Shares or New Shares shall pass whether by operation of law or otherwise, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

               (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

               (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person or sent by overnight courier by a reputable carrier (prepaid) to the respective parties as follows:

               If to Parent:        Cypress Semiconductor Corporation
                                    3901 North First Street
                                    San Jose, California 95134
                                    Attn: Manny Hernandez

               With a copy  to:     Wilson Sonsini Goodrich & Rosati, P.C.
                                    650 Page Mill Road
                                    Palo Alto, California 94304-1050
                                    Attention: Larry Sonsini, Esq.

               If to the Stockholder: To the address for notice set forth on the signature page hereof.

               With a copy to:      Curtis L. Brown, Esq.
                                    P.O. Box 693
                                    Elm Mott, Texas 76640
                                    Telephone No.: 254-829-0064
                                    Facsimile No.: 254-829-0214

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

               (f) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California (without regard to the principles of conflict of laws thereof) .

               (g) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

               (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

               (i) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement



                  [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.



                                  PARENT

                                  Cypress Semiconductor Corporation, a Delaware corporation

                                  By:
                                     -------------------------------------------

                                  Name:
                                       -----------------------------------------

                                  Title:
                                        ----------------------------------------


                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                  STOCKHOLDER:


                                  By:
                                     -------------------------------------------

                                  Name:
                                       -----------------------------------------

                                  Title:
                                        ----------------------------------------

                                  Stockholder's Address for Notice:

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------








                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                    ANNEX I

        Stockholder beneficially owns and has voting control over the following capital stock of the Company:

        1.      __________ shares of Common Stock of the Company.

        2. __________ shares of ______ Stock issuable upon exercise of Company Options (as defined in the Agreement and Plan of Reorganization).

        3. ___________ shares of ______ Stock issuable upon exercise or conversion of other Company Convertible Securities (as defined in the Agreement and Plan or Reorganization).

                                    EXHIBIT A

                                IRREVOCABLE PROXY



        The undersigned Stockholder of RadioCom Corporation, an Oregon corporation (the "Company"), hereby irrevocably appoints the directors on the Board of Directors of Cypress Semiconductor Corporation, a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the voting of the Shares and New Shares (as each such term is defined in the Voting Agreement of even date between Parent and the Stockholder (the "VOTING AGREEMENT")) on the matters described below (and on no other matter), until such time as that certain Agreement and Plan of Reorganization dated as of June 8, 2000 (the "MERGER AGREEMENT"), among Parent, RadioCom Acquisition Corp., an Oregon corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) becomes effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

        This proxy is irrevocable (to the fullest extent permitted by law and subject to the termination of the Proxy as set forth in Section 9 of the Voting Agreement), is granted pursuant to the Voting Agreement, is granted in consideration of Parent entering into the Merger Agreement and is coupled with an interest. The attorneys and proxies named above will be empowered at any time prior to the earlier of termination of the Merger Agreement and the date on which the Merger becomes effective to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares and the New Shares) of the undersigned at every annual, special or adjourned meeting of the Company's stockholders, and in every written consent in lieu of such a meeting, or otherwise, to vote the Shares and the New
Shares:

                      (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement including all further instruments, agreements, and actions contemplated thereby;

                      (ii) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any sale of assets, change of control, or acquisition of the Company by any other person, or any consolidation or merger of the Company with or into any other person; and

                      (iii) against the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation or other business combination involving Company or any subsidiary of Company with any party other than Parent, Merger Sub or any of their respective affiliates; (B) any sale, lease or transfer of more than any significant part of the assets of Company or any subsidiary of Company to any party other than Parent, Merger Sub or any of their respective affiliates; (D) any change in a majority of the board of directors of Company; (E) any material change in the capitalization of Company or Company's corporate structure, other than as contemplated by the Merger Agreement; or (F) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

        The attorneys and proxies named above may only exercise this proxy to vote the Shares and any New Shares subject hereto at any time prior to the earlier of termination of the Merger Agreement and the date on which the Merger becomes effective, at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting. The undersigned Stockholder may vote the Shares and New Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                  [remainder of page intentionally left blank]

        This proxy is irrevocable and coupled with an interest.

Dated:  __________, 2000

        Signature of Stockholder:
                                 ----------------

        Print Name of Stockholder:
                                  ---------------










                                   ***PROXY***

                                    EXHIBIT C

                           COMPANY AFFILIATE AGREEMENT


        THIS COMPANY AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of ______________, 2000, among Cypress Semiconductor Corporation, a Delaware corporation ("Parent"), and the undersigned stockholder who may be deemed an affiliate ("Affiliate") of RadioCom Corporation, an Oregon corporation ("Company"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS

        A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all outstanding shares of capital stock of the Company (the "Company Capital Stock") shall be converted into the right to receive Common Stock of Parent;

        B. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of Rule 144 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"); and

        C. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement.

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by Parent, the Company and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

        2. Beneficial Ownership of Company Capital Stock. The Affiliate is the beneficial owner of shares of Company Capital Stock (the "Shares"). The Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is a party or by which it is bound obligating the Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Affiliate has the sole right to transfer such Shares. The Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party. All shares of Company Capital Stock and common stock of Parent ("Parent Common Stock") acquired by Affiliate in the Merger shall be subject to the provisions of this Agreement as if held by Affiliate as of the date hereof (excluding Parent Common Stock acquired in the open market).

        3. Intentionally deleted.

        4. Compliance with Rule 145 and the Securities Act.

               (a) Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a fairness hearing under Oregon law, and the resale of such shares shall be subject to restrictions set forth in Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) Affiliate may be deemed to be an affiliate of the Company, although Affiliate is not an affiliate of Parent or Surviving Corporation. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act or (iv) an authorized representative of the Commission shall have rendered written advice to Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated.

               (b) Parent shall give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Merger and there shall be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

        5. Rule 144/145 Reporting. Parent shall, for a period of two (2) years from the date hereof, use commercially reasonable efforts to: (a) make and keep public information available (as such terms are understood and defined in Rule 144 under the Securities Act), (b) file with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (c) furnish to Affiliate promptly upon request a written statement as to its compliance with reporting requirements of Rule 144.

        6. Termination. This Agreement shall be terminated and shall be of no further force and effect in the event of the termination of the Reorganization Agreement pursuant to Article VIII of the Reorganization Agreement.

        7. Acknowledgement. The undersigned is the beneficiary of certain indemnities and rights to defense granted by or binding upon the Company. As of the date hereof, the Affiliate has not made, nor does Affiliate have a current intention to make, any claim for indemnity or defense against the Company, and Affiliate knows of no basis for doing so.

        8.     Miscellaneous.

               (a) Waiver; Severability. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

               (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

               (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               (d) Injunctive Relief. Each of the parties acknowledge that: (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

               (e) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California without giving effect to any choice or conflict of laws provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

               (f) Entire Agreement. This Agreement, the Reorganization Agreement and the other agreements referred to in the Reorganization Agreement set forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof and thereof.

               (g) Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

               (h) Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

               (i) Third Party Reliance. Counsel to and independent auditors for Parent and the Company shall be entitled to rely upon this Affiliate Agreement.

               (j) Survival. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

               (k) Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

CYPRESS SEMICONDUCTOR               AFFILIATE
CORPORATION



By:                                 By:
   ---------------------------         ---------------------------------------

Name:
     -------------------------

Title:                                  Affiliate's Address for Notice:
      ------------------------

                                    ------------------------------------------

                                    ------------------------------------------

                                    ------------------------------------------


                                    Shares beneficially owned:

                                    ______ shares of Company Common Stock

                                    ______ shares of Company Common Stock
                                    issuable upon conversion of Company Options

                                    ______ shares of Company Common Stock
                                    issuable upon exercise of other rights under any Company Convertible Securities

                                    ______ shares of Parent Common Stock
                                    (acquired outside of the Cypress/RadioCom transaction)




                     [SIGNATURE PAGE TO AFFILIATE AGREEMENT]

                                    EXHIBIT D

                       LEGAL OPINION OF COUNSEL TO COMPANY

                         OPINIONS OF COUNSEL FOR COMPANY
                                       AND
              THE COMPANY SHAREHOLDERS WHO ARE PARTIES TO THE STOCK
                             REPURCHASE AGREEMENTS



        1. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporations, and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The Company has represented to us that the only states in which it maintains assets or employees are _____________, ______________, ____________ and _______________ and it is
our opinion that the Company is duly qualified to do business and is in good standing as a foreign corporation in each of the aforesaid jurisdictions.

        2. The authorized, issued and outstanding capital stock, warrants, options, and other securities convertible into capital stock of the Company immediately prior to the Closing of the Merger ("Company's Capital Stock") consists only of the following:

        [Insert all common and preferred stock, warrants, and options]

        3. All outstanding shares of the Company's Capital Stock are duly authorized, validly issued, fully paid and non-assessable and, except as set forth in Section ____ of the Company Schedules, are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

        4. To our knowledge, the Company's Capital Stock is held of record by the persons and in the amounts set forth on Sections _____ of the Company
Schedules, [except that . . . . . ].

        5. Except for the Company Options and those matters described in Section ____ of the Company Schedules, there are to our knowledge, no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company and, except as expressly contemplated by the Agreement or as set forth in the Company Schedules, there are to our knowledge no rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

        6. The Company has reserved ______ shares of Common Stock for issuance to employees and consultants pursuant to [ Insert Name(s) of Company Stock Option

Plans ], of which ________ shares are subject to outstanding, unexercised option ("Company Options") and _______ shares remain available for future grant.

        7. To our knowledge, neither the Company nor any of its subsidiaries holds any shares of the Company Capital Stock in its treasury.

        8. Pursuant to the terms of the Articles of Incorporation of the Company, except as set forth in Section _____ of the Company Schedules, the holders of the outstanding Company's Capital Stock have duly elected to receive (or are required by law to accept) , for their shares of Capital Stock in the Merger, the consideration described in Section _________ of the Reorganization Agreement.

        9. The Company has delivered to each holder of the Company's Capital Stock all notices and information concerning the Merger required by the Company's Articles of Incorporation or By-Laws, or by applicable corporate and securities laws and all holders of the Company's Capital Stock have waived any appraisal, dissenters, and similar rights with respect to the Merger and, as of the Effective Time, all such rights will have terminated.

        10.The Company has no subsidiaries and, to our knowledge, the Company has never had any other subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or controlled, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

        11.The Company has taken all requisite corporate action to approve and adopt the Reorganization Agreement, the Articles of Merger, the Stock Repurchase Agreement and [the other documents to which the Company is a party related thereto] (collectively the "Transaction Documents") and to approve and to authorize the carrying out of the transactions contemplated thereby.

        12.The Company has full corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and the Transaction Documents have been duly executed and delivered by the Company and constitute legal, valid, binding, and enforceable obligations of the Company.

        13.The Merger shall be legally effective and binding upon the Company under the Oregon Business Corporations Act upon the filing of the Articles of Merger. [Counsel may assume the accuracy of the opinion in this regard of the Parent's Oregon counsel is accurate.]

        14.The execution, delivery and performance of the Transaction Documents by the Company and the carrying out of the transactions contemplated thereby will not be in conflict with or constitute a breach, violation or default (or upon the failure to give notice or the lapse of time, or both, result in any conflict with or breach, violation or default) under the Company's Articles of Incorporation or its By-Laws, or to our knowledge under any statute, rule, regulation, judgment, decree, order, governmental permit or license applicable to the Company, or under any agreement, lease, indenture or instrument to which the Company is a party or by which the Company or its assets or property is subject.

        15.We do not represent the Company or any of its officers, directors, employees or shareholders in, and we have no knowledge of, any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to our knowledge, threatened to which the Company or its assets or properties is a party, except as described in Exhibit ____.

        16.To our knowledge, there is no consent, approval, authorization, order, registration, qualification or filing of or with any court of any regulatory authority or other governmental body (either foreign or domestic) required for the consummation of the Company of the transactions contemplated by the Transaction Documents that has not been obtained, except for (i) acceptance for filing of the [Articles of Merger], (ii) such consents, approvals, orders, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and issuance of Sybase Common Stock pursuant to the Merger, and (iii) [insert other post closing filings contemplated by the Reorganization Agreement].

        17.The Reorganization Agreement, the Non-Competition Agreements, and the Affiliate Agreements and [INSERT ANY OTHER DOCUMENTS SIGNED BY SHAREHOLDERS] to which [INSERT NAME OF SECURITYHOLDER AGENT, AND OTHER SHAREHOLDER(S) WHO ARE PARTIES TO SAID AGREEMENTS] is a party related thereto (collectively the "Shareholder Transaction Documents") have been duly executed and delivered by each Company shareholder who is a party thereto.

        18.The Reorganization Agreement and the Affiliate Agreements constitute the legal, valid, binding, and enforceable obligations of the securityholder agent and the Company shareholders, respectively, who are parties thereto.

        19.The Stock Repurchase Agreements have been duly executed and delivered by each Company shareholder who is a party thereto, and constitute the legal, valid, binding, and enforceable obligations of said shareholder. [COUNSEL MAY ASSUME FOR THIS OPINION ONLY THAT THE "CAUSE" DEFINITION IS ENFORCEABLE.]

        20.To our knowledge, the execution, delivery and performance of the Shareholder Transaction Documents and the Stock Repurchase Agreements by each Company shareholder(s) who is a party thereto, and the carrying out of the transactions contemplated thereby will not be in conflict with or constitute a breach, violation or default (or upon the failure to give notice or the lapse of time, or both, result in any conflict with or breach, violation or default) under any statute, rule, regulation, judgment, decree, order, governmental permit or license applicable to said shareholder.

        21.We do not represent any Company shareholder, who is a party to any Shareholder Transaction Document or any Stock Repurchase Agreement in, and we have no knowledge of, any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to our knowledge, threatened to which any such shareholder is a party, which seeks to prohibit, restrain or enjoin the transactions or performance of the shareholder contemplated by a Shareholder Transaction Document pr a Stock Repurchase Agreement, except as described in Exhibit ____.

        22.To our knowledge, there is no consent, approval, authorization, order, registration, qualification or filing of or with any court of any regulatory authority or other governmental body (either foreign or domestic) required for the performance by the shareholders who are parties to the Shareholder Transaction Documents or the Stock Repurchase Agreements that has not been obtained, except for (i) such consents, approvals, orders, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and issuance of Parent Common Stock pursuant to the Merger.

                                    EXHIBIT E

                      LEGAL OPINION OF COUNSEL(S)  TO PARENT

                                    EXHIBIT B

                      TO AGREEMENT & PLAN OF REORGANIZATION

                      LEGAL OPINIONS BY COUNSEL FOR PARENT



        1. Parent is a corporation validly existing and in good standing under the laws of the State of _____________ and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted.

        2. Merger Sub is a corporation validly existing and in good standing under the laws of the State of ______________; all of the outstanding shares of capital stock of Merger Sub is validly issued, fully paid, non-assessable, and registered in the name of Parent.

        3. Parent has taken all requisite corporate action to approve and adopt the Reorganization Agreement, Articles of Merger, Shareholder's Agreements, and Non-Competition Agreements to which it is a party (collectively the "Parent Transaction Documents") , and has full corporate power and authority to execute, deliver, and perform its obligations under the Transaction Documents. The Parent Transaction Documents have been duly executed and delivered by Parent and constitute the legal, valid, binding, and enforceable obligations of Parent.

        4. Merger Sub has taken all requisite corporate action to approve and adopt the Articles of Merger (herein the "Merger Sub Transaction Documents" and collectively with the Parent Transaction Documents the "Transaction Documents"), and has full corporate power and authority to execute, deliver, and perform its obligations thereunder. The Merger Sub Transaction Documents have been duly executed and delivered by Merger Sub and constitute the legal, valid, binding, and enforceable obligations of each of Merger Sub.

        5. The Merger shall be legally effective and binding upon Merger Sub under the Oregon Business Corporations Act upon the filing of the Articles of Merger.

        6. The shares of Parent Common Stock to be delivered in exchange for shares of Company Capital Stock will, when issued as contemplated by the Reorganization Agreement shall be validly issued, fully paid and non-assessable.

        7. The execution, delivery and performance of the Transaction Documents by Parent and Merger Sub and the carrying out of the transactions contemplated thereby to be carried out by Parent and Merger Sub will not be in conflict with or constitute a breach, violation, or default (or upon the failure to give notice or the lapse of time, or both, result in any conflict with or breach, violation or default) under the Articles of Incorporation of Parent or Merger Sub, nor their By-Laws, or to our knowledge, any statute, rule or regulation, judgment, decree, order, governmental permit or license applicable to Parent or Merger Sub which would have a material adverse effect on the ability of Parent and Merger Sub to carry out their obligations under the Transaction Documents.

        8. We do not represent Parent or Merger Sub in, and we have no knowledge of, any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to our knowledge, threatened to which the Parent or Merger Sub is a party which seeks to prohibit, restrain or enjoin the transactions contemplated by the Transaction Documents, except as described in Exhibit ____.

        9. To our knowledge there is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) required to be obtained to permit the closing of the transactions contemplated by the Transaction Documents by Parent or Merger Sub that has not been obtained, except for (i) acceptance for filing of the Articles of Merger, (ii) such consents, approvals, orders, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of Parent Common Stock pursuant to the Merger, and (iii) [insert other post closing filings contemplated in the transaction].

                                    EXHIBIT F

                              TABLE OF DEFINITIONS



        The following definitions used in this Agreement are defined in the Sections specified below.


--------------------------------------------------------------------------------
DEFINITIONS                                                SECTION
--------------------------------------------------------------------------------
Affiliate                                                2.20(a) (i)
--------------------------------------------------------------------------------
Aggregate First Tier Series A Share Number                 1.6(a)
--------------------------------------------------------------------------------
Aggregate First Tier Series B Share Number                 1.6(a)
--------------------------------------------------------------------------------
Aggregate First Tier Share Number                          1.6(a)
--------------------------------------------------------------------------------
Aggregate Second Tier Share Number                         1.6(a)
--------------------------------------------------------------------------------
Aggregate Third Tier Share Number                          1.6(a)
--------------------------------------------------------------------------------
Aggregate Share Number                                     16.(a)
--------------------------------------------------------------------------------
Agreement                                                 Preamble
--------------------------------------------------------------------------------
Appraisal Shares                                           1.7(a)
--------------------------------------------------------------------------------
Articles of Merger                                           1.2
--------------------------------------------------------------------------------
Balance Sheet                                                2.5
--------------------------------------------------------------------------------
Closing                                                      1.2
--------------------------------------------------------------------------------
Closing Date                                                 1.2
--------------------------------------------------------------------------------
COBRA                                                   2.20(a) (iii)
--------------------------------------------------------------------------------
Code                                                      Recital D
--------------------------------------------------------------------------------
Company                                                   Preamble
--------------------------------------------------------------------------------
Company Affiliates                                          5.11
--------------------------------------------------------------------------------
Company Capital Stock                                     Recital B
--------------------------------------------------------------------------------
Company Certificate                                       1.6(b) (i)
--------------------------------------------------------------------------------
Company Common Stock                                       1.6(a)
--------------------------------------------------------------------------------
Company Convertible Securities                             1.6(a)
--------------------------------------------------------------------------------
Company Employee Plan                                    2.20(a) (ii)
--------------------------------------------------------------------------------
Company Financial Statements                                 2.5
--------------------------------------------------------------------------------
Company Intellectual Property                               2.11
--------------------------------------------------------------------------------

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

--------------------------------------------------------------------------------
DEFINITIONS                                                SECTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Company Options                                            1.6(a)
--------------------------------------------------------------------------------
Company Preferred Stock                                    1.6(a)
--------------------------------------------------------------------------------
Company Products                                           2.11(b)
--------------------------------------------------------------------------------
Company Registered Intellectual Property                    2.11
--------------------------------------------------------------------------------
Company Schedules                                         Preamble
                                                         Article II
--------------------------------------------------------------------------------
Company Shareholders                                       1.6(a)
--------------------------------------------------------------------------------
Conflict                                                     2.5
--------------------------------------------------------------------------------
Contract(s)                                                 2.12(b)
--------------------------------------------------------------------------------
DOJ                                                          5.8
--------------------------------------------------------------------------------
DOL                                                      2.20(a) (iv)
--------------------------------------------------------------------------------
Effective Time                                               1,2
--------------------------------------------------------------------------------
Employee                                                 2.20(a) (v)
--------------------------------------------------------------------------------
Employee Agreement                                       2.20(a) (vi)
--------------------------------------------------------------------------------
Non-Competition Agreement                                 Recital F
--------------------------------------------------------------------------------
End Date                                                   8.1(b)
--------------------------------------------------------------------------------
Environmental Permit                                       2.11(c)
--------------------------------------------------------------------------------
ERISA                                                   2.20(a) (vii)
--------------------------------------------------------------------------------
Escrow Agent                                              Preamble
--------------------------------------------------------------------------------
Escrow Amount                                              1.6(a)
--------------------------------------------------------------------------------
Escrow Claim Certificate                                  7.2(c) (i)
--------------------------------------------------------------------------------
Escrow Fund                                                7.2(a)
--------------------------------------------------------------------------------
Escrow Period                                              7.2(a)
--------------------------------------------------------------------------------
Exchange Act                                                 3.4
--------------------------------------------------------------------------------
Exchange Agent                                             1.8(a)
--------------------------------------------------------------------------------
Expiration Date                                              7.1
--------------------------------------------------------------------------------
FMLA                                                    2.20(a) (viii)
--------------------------------------------------------------------------------
FTC                                                          5.8
--------------------------------------------------------------------------------
Governmental Entity                                          2.4
--------------------------------------------------------------------------------
Hazardous Material                                         2.18(a)
--------------------------------------------------------------------------------
Hazardous Material Activity                                2.18(b)
--------------------------------------------------------------------------------
HSR Act                                                      2.4
--------------------------------------------------------------------------------


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

--------------------------------------------------------------------------------
DEFINITIONS                                                SECTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Information Technology                                     2.11(v)
--------------------------------------------------------------------------------
Intellectual Property                                       2.11
--------------------------------------------------------------------------------
International Employee Plan                              2.20(a) (ix)
--------------------------------------------------------------------------------
IRS                                                      2.20(a) (x)
--------------------------------------------------------------------------------
Knowledge                                                    9.2
--------------------------------------------------------------------------------
Liens                                                    2.8(b) (vii)
--------------------------------------------------------------------------------
Loss (and Losses)                                           7.2(a)
--------------------------------------------------------------------------------
Material Adverse Effect                                      9.2
--------------------------------------------------------------------------------
Merger                                                    Recital A
--------------------------------------------------------------------------------
Merger Exchange Ratio                                      1.6(a)
--------------------------------------------------------------------------------
Merger Consideration                                      1.6(b) (1)
--------------------------------------------------------------------------------
Merger Sub                                                Recital A
--------------------------------------------------------------------------------
Merger Sub Common Stock                                      1.9
--------------------------------------------------------------------------------
Multi-Employee Plan                                      2.20(a) (xi)
--------------------------------------------------------------------------------
New Shares                                                 7.2(c)
--------------------------------------------------------------------------------
Option Plan                                               1.6(c) (5)
--------------------------------------------------------------------------------
Order                                                      5.1(a)
--------------------------------------------------------------------------------
Oregon Law                                                   1.1
--------------------------------------------------------------------------------
Other Filings                                              5.1(b)
--------------------------------------------------------------------------------
Parent                                                    Preamble
--------------------------------------------------------------------------------
Parent Certificate`                                        1.8(c)
--------------------------------------------------------------------------------
Parent Common Stock                                       Recital B
--------------------------------------------------------------------------------
Parent Common Stock Price                                  1.6(a)
--------------------------------------------------------------------------------
Parent Financial Statements                                  3.4
--------------------------------------------------------------------------------
Parent Indemnified Parties                                 7.1(b)
--------------------------------------------------------------------------------
Patents                                                     2.11
--------------------------------------------------------------------------------
Pension Plan                                            2.20(a) (xii)
--------------------------------------------------------------------------------
Proxy and Information Statement                            5.1(a)
--------------------------------------------------------------------------------
PTO                                                        2.11(a)
--------------------------------------------------------------------------------
Registered Intellectual Property                            2.11
--------------------------------------------------------------------------------
Rule 145                                               5.1(e)  and 5.11
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
DEFINITIONS                                                SECTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SEC                                                          3.4
--------------------------------------------------------------------------------
SEC Documents                                                3.4
--------------------------------------------------------------------------------
Securities Act                                               3.4
--------------------------------------------------------------------------------
Securityholder Agent                                 Preamble and 7.2(g)
--------------------------------------------------------------------------------
Stock Repurchase Agreements                              1.6(c) (ii)
--------------------------------------------------------------------------------
Shareholder's Certificate                                  1.8(c)
--------------------------------------------------------------------------------
Surviving Corporation                                        1.1
--------------------------------------------------------------------------------
Tax (or Taxes)                                              2.8(a)
--------------------------------------------------------------------------------
Tax Returns                                               2.8(b) (1)
--------------------------------------------------------------------------------
Third Party Expenses                                         5.4
--------------------------------------------------------------------------------
Third Tier Stock Value                                     1.6(a)
--------------------------------------------------------------------------------
Voting Agreement(s)                                        Recital F
--------------------------------------------------------------------------------
Year End Financials                                          2.5
--------------------------------------------------------------------------------
Year-to-Date Financials                                      2.5
--------------------------------------------------------------------------------